                                                                     EXHIBIT 4.5



                                 NORTEK, INC.,

                                    Company,

                                      and

                      STATE STREET BANK AND TRUST COMPANY,

                                    Trustee
                      ____________________________________

                                   INDENTURE

                           Dated as of______ __, 1994
                      ____________________________________

                                 [$218,500,000]

              __% Senior Subordinated Notes due ________ __, 2004

                             CROSS REFERENCE TABLE 1

  TIA                                                                                                              Indenture
Section                                                                                                             Section
- -------                                                                                                            ---------
310(a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.10
   (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.10
   (a)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.2
   (a)(4)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
   (a)(5)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.10
   (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.08; 7.10
   (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
311(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.11
   (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.11
   (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
312(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2.05
   (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11.03
   (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11.03
313(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.06
   (b)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
   (b)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.06
   (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11.02
   (d)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.06
314(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4.02; 11.02
   (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
   (c)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11.04
   (c)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11.04
   (c)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
   (d)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
   (e)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11.05
   (f)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4.03
315(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.01
   (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.05; 11.02
   (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.01
   (d)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.07
   (e)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.11
316(a) (last sentence)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2.08
   (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.05
   (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.04
   (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
   (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.07
   (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
317(a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.08
   (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.09
   (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2.04
318(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11.01
____________________

   1 Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

   2    N.A. means Not Applicable.

                               TABLE OF CONTENTS 3

                                                                                                                  PAGE
                                               ARTICLE 1
                               DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1
SECTION 1.02.  Other Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          15
SECTION 1.03.  Incorporation by Reference of
                 Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          15
SECTION 1.04.  Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          16
SECTION 1.05.  Acts of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          16
SECTION 1.06.  Exchange Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          17

                                               ARTICLE 2
                                            THE SECURITIES

SECTION 2.01.  Form and Dating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          18
SECTION 2.02.  Execution and Authentication   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          18
SECTION 2.03.  Registrar and Paying Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          19
SECTION 2.04.  Paying Agent to Hold Money in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          19
SECTION 2.05.  Securityholder Lists   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          20
SECTION 2.06.  Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          20
SECTION 2.07.  Replacement Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          21
SECTION 2.08.  Outstanding Securities; Determinations
                 of Holders' Action   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          22
SECTION 2.09.  Temporary Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          22
SECTION 2.10.  Cancellation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          23
SECTION 2.11.  CUSIP Numbers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          23
SECTION 2.12.  Defaulted Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          23

                                               ARTICLE 3
                                              REDEMPTION

SECTION 3.01.  Right to Redeem; Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          24
SECTION 3.02.  Selection of Securities to be
                 Redeemed   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          24
SECTION 3.03.  Notice of Redemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          24
SECTION 3.04.  Effect of Notice of Redemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          25
SECTION 3.05.  Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          25
SECTION 3.06.  Securities Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          26
____________________

     3     This Table of Contents shall not,  for any purpose, be
deemed to be part of this Indenture.

                                                    ARTICLE 4
                                                    COVENANTS
SECTION 4.01.  Payment of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          26
SECTION 4.02.  SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          26
SECTION 4.03.  Compliance Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          27
SECTION 4.04.  Further Instruments and Acts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          28
SECTION 4.05.  Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          28
SECTION 4.06.  Limitation on Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          29
SECTION 4.07.  Limitation on Other Senior
                 Subordinated Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          30
SECTION 4.08.  Limitation on Additional Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . .          30
SECTION 4.09.  Limitation on Sale or Issuance
                 of Capital Stock of
                 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          33
SECTION 4.10.  Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          34
SECTION 4.11.  Limitation on Certain Restrictions
                 Affecting Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          34
SECTION 4.12.  Repurchase Upon Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          35
SECTION 4.13.  Limitation on Use of Proceeds
                 from Asset Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          38
SECTION 4.14.  Limitation on Transactions
                 With Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          39
SECTION 4.15.  Limitation on Guarantees by
                 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          40
SECTION 4.16.  Payment of Taxes and Other Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          41
SECTION 4.17.  Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          41
SECTION 4.18.  Maintenance of Properties and
                 Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          41
SECTION 4.19.  Stay, Extension and Usury Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          42
SECTION 4.20.  Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          42
SECTION 4.21.  Payments for Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          42
SECTION 4.22.  Covenant to Comply with Securities
                 Laws upon Purchase of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          43

                                                    ARTICLE 5
                                                SUCCESSOR CORPORATION

SECTION 5.01.  When the Company May Merge or
                 Transfer Assets, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          43
SECTION 5.02.  Successor Corporation Substituted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          45

                                                    ARTICLE 6
                                               DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          45
SECTION 6.02.  Acceleration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          48
SECTION 6.03.  Other Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          48
SECTION 6.04.  Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          49
SECTION 6.05.  Control by Majority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          49
SECTION 6.06.  Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          49
SECTION 6.07.  Rights of Holders to Receive Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . .          50

SECTION 6.08.  Collection Suit by Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          50
SECTION 6.09.  Trustee May File Proofs of Claim   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          50
SECTION 6.10.  Priorities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          51
SECTION 6.11.  Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          51
SECTION 6.12.  Restoration of Rights and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          51

                                                              ARTICLE 7
                                                               TRUSTEE

SECTION 7.01.  Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          52
SECTION 7.02.  Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          53
SECTION 7.03.  Individual Rights of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          54
SECTION 7.04.  Trustee's Disclaimer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          54
SECTION 7.05.  Notice of Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          54
SECTION 7.06.  Reports by Trustee to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          55
SECTION 7.07.  Compensation and Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          55
SECTION 7.08.  Replacement of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          56
SECTION 7.09.  Successor Trustee by Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          57
SECTION 7.10.  Eligibility; Disqualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          57
SECTION 7.11.  Preferential Collection of
                 Claims Against the Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          57

                                                              ARTICLE 8
                                                       DISCHARGE OF INDENTURE

SECTION 8.01.  Discharge of Liability on Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . .          57
SECTION 8.02.  Repayment to the Company or
               Subsidiary Guarantors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          59

                                                              ARTICLE 9
                                                             AMENDMENTS

SECTION 9.01.  Without Consent of Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          59
SECTION 9.02.  With Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          60
SECTION 9.03.  Compliance with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          61
SECTION 9.04.  Revocation and Effect of Consents,
                  Waivers and Actions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          61
SECTION 9.05.  Notation on or Exchange of
                  Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          61
SECTION 9.06.  Trustee to Sign Supplemental
                  Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          62
SECTION 9.07.  Effect of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          62

                                                              ARTICLE 10
                                                            SUBORDINATION

SECTION 10.01.  Agreement to Subordinate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          62
SECTION 10.02.  Certain Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          62
SECTION 10.03.  Liquidation; Dissolution;
                  Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          63
SECTION 10.04.  Default on Senior
                  Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          64

SECTION 10.05.  No Suspension of Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          65
SECTION 10.06.  When Distribution Must be Paid Over   . . . . . . . . . . . . . . . . . . . . . . . . . . .          66
SECTION 10.07.  Notice by the Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          67
SECTION 10.08.  Subrogation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          67
SECTION 10.09.  Relative Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          67
SECTION 10.10.  No Waiver of Subordination
                  Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          68
SECTION 10.11.  Distribution or Notice to
                  Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          68
SECTION 10.12.  Rights of Trustee and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          69
SECTION 10.13.  Authorization to Effect
                  Subordination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          69
SECTION 10.14.  Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          69

                                                              ARTICLE 11
                                                            MISCELLANEOUS

SECTION 11.01.  Trust Indenture Act Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          70
SECTION 11.02.  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          70
SECTION 11.03.  Communication by Holders with
                  Other Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          71
SECTION 11.04.  Certificate and Opinion as to
                  Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          71
SECTION 11.05.  Statements Required in
                  Certificate or Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          71
SECTION 11.06.  Separability Clause   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          72
SECTION 11.07.  Rules by Trustee, Paying Agent
                  and Registrar   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          72
SECTION 11.08.  Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          72
SECTION 11.09.  Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          72
SECTION 11.10.  No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          72
SECTION 11.11.  Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          73
SECTION 11.12.  Multiple Originals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          73


SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          74

EXHIBIT A       Form of Security

EXHIBIT B       Terms of Guaranty

EXHIBIT C       Form of Guaranty

                 INDENTURE, dated as of _______ ___, 1994, between Nortek, Inc., a Delaware corporation (the "Company"), and State Street Bank and Trust Company, a Massachusetts banking corporation (the "Trustee").

                 Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's __% Senior Subordinated Notes due _____________ ___, 2004 (the "Securities"):

                                   ARTICLE 1
                  DEFINITIONS AND INCORPORATION BY REFERENCE
                  ------------------------------------------

                 Section 1.01.    DEFINITIONS.

                 "Acquired Indebtedness" means, with respect to any Person, Indebtedness of such Person (i) assumed in connection with an acquisition of assets or properties from such Person or (ii) existing at the time such Person becomes a Subsidiary of any other Person (in each case other than any Indebtedness incurred in connection with, or in contemplation of, such acquisition or such Person becoming such a Subsidiary).

                 "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to "control" (including the correlative meanings, the terms "controlling," "controlled by", and "under common control with") another Person if the controlling Person (i) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person,
whether through ownership of   voting securities, by agreement or otherwise, or
(ii) owns, directly or indirectly, 10% or more of the combined voting power of all classes of the issued and outstanding equity securities of the controlled Person.

                 "Allowable Subsidiary Loans" means Indebtedness of the Company to a Subsidiary not to exceed the Net Cash Proceeds received by the Company as a result of such Subsidiary becoming less than a Wholly-Owned Subsidiary through the sale of Equity Interests in compliance with this Indenture, PROVIDED that (i) all such Allowable Subsidiary Loans are contractually subordinated in right of payment to the Securities and (ii) the total amount of all Allowable Subsidiary Loans does not exceed $25,000,000.

                 "Asset Sale" means, with respect to any Person, the sale, lease, conveyance or other transfer or disposition by such Person of any of its assets or properties (including by way of a sale-and-leaseback and including the sale or other transfer of any of the Capital Stock of any Subsidiary of such Person), in a single transaction or through a series of related transactions, for aggregate consideration received by such Person or a Subsidiary of such Person, net of out-of-pocket costs relating thereto (including, without limitation, legal, accounting and investment banking fees and sales commissions), in excess of $5,000,000. For purposes of this definition, consideration shall include, without limitation, any indebtedness for borrowed money of such Person or such Subsidiary that is assumed by the transferee of any assets or any such indebtedness of any Subsidiary of such Person whose stock is purchased by the transferee. Any transaction consummated in compliance with Article 5 hereof and any Lien permitted under Section 4.10 hereof (and any foreclosure or other sale under any such Lien, except to the extent there are surplus proceeds from such foreclosure) shall not constitute an Asset Sale.

                 "Average Life" means, as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment (assuming the exercise by the obligor of such debt security of all unconditional (other than as to the giving of notice) extension options of each such scheduled payment date) of such debt security multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

                 "Board of Directors" of any corporation means the Board of Directors of such corporation, or any duly authorized committee of such Board of Directors.

                 "Board Resolution" means, with respect to any Person, a copy of a resolution or resolutions certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, as filed with the corporate records of such Person.

                 "Broan Limited Credit Facility" means a credit facility between Broan Limited, a Canadian Subsidiary of the Company, and one or more banks or other institutional lenders, as the same may be amended, extended, amended and restated, supplemented or otherwise modified or replaced from time to time.

                 "Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or required to close.

                 "Capital Lease Obligations" means, with respect to any Person, all obligations of such Person or any of its Subsidiaries under leases of property by such Person or such Subsidiary as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP, and for purposes of this Indenture the amount of such obligations at any time shall be the aggregate capitalized amount thereof at such time, as determined in accordance with GAAP.

                 "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock (including common or preferred stock) or partnership interests.

                 "Cash Equivalents" means (i) any evidence of Indebtedness, maturing not more than 365 days after the date of acquisition, issued or fully guaranteed or insured by the United States of America, or an instrumentality or agency thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) any certificate of deposit, overnight bank deposit or bankers acceptance, maturing not more than 365 days after the date of acquisition, issued by, or time deposit of, a commercial banking institution having unsecured long-term debt (or whose holding company has unsecured long-term debt) rated, at the time as of which any Investment therein is made, BBB+ or better by S&P or Moody's or the equivalent of such rating by a successor rating agency, (iii) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America or any State thereof or the District of Columbia which is rated, at the time as of which any Investment therein is made, P-1 or better by Moody's or A-1 or better by S&P, or the equivalent of such rating by a successor rating agency, (iv) Investments in mutual funds, money market funds, investment pools and other savings vehicles, 100% of the assets of which are invested in Investments described in clause (i), (ii) or
(iii) above, and (v) in the case of Broan Limited, (a) any evidence of Indebtedness, maturing not more than 365 days after the date of acquisition, issued or fully guaranteed or insured by Canada or any instrumentality or agency thereof (PROVIDED that the full faith and credit of Canada is pledged in support thereof), (b) any certificate of deposit, overnight bank deposit or bankers acceptance, maturing not more than 365 days after the date of acquisition, issued by, or time deposit of, a commercial banking institution having unsecured long-term debt (or whose holding company has unsecured long-term debt) rated, at the time as of which any Investment therein is made, A or better by Dominion Bond Rating Services or the equivalent of such rating by a successor rating agency, and (c) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of Canada or any province thereof which is rated, at the time as of which any Investment therein is made, R-1 or better by Dominion Bond Rating Services or the equivalent of such rating by a successor rating agency.

                 "Commodity Agreement" means any agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in the prices of commodities used by the Company or any of its Subsidiaries in the ordinary course of business.

                 "Company Credit Facility" means one or more credit facilities between the Company and one or more banks or other institutional lenders, as the same may be amended, extended, amended and restated, supplemented or otherwise modified or replaced from time to time, specifically designated in each such credit facility as a "Company Credit Facility." All Company Credit Facilities are referred to collectively in this Indenture as the "Company Credit Facility".

                 "Consolidated Amortization Expense" means, with respect to any Person for any period, the amortization expense of such Person and its Subsidiaries, determined on a consolidated basis for such period in accordance with GAAP, excluding any amortization expense included in Consolidated Interest Expense.

                 "Consolidated Cash Flow" means, with respect to any Person for any period, the sum of, without duplication, (i) Consolidated Net Income of such Person for such period, (ii) Consolidated Interest Expense of such Person for such period, (iii) Consolidated Income Tax Expense of such Person for such period, (iv) Consolidated Depreciation Expense of such Person for such period,
(v) Consolidated Amortization Expense of such Person for such period, and (vi) the amount, not to exceed 10% of Consolidated Cash Flow of such Person for such period (which amount shall be excluded in determining such Consolidated Cash
Flow), by which (A) other non-cash items of expense that reduce Consolidated Net Income of such Person for such period exceed (B) other non-cash items of expense that increase Consolidated Net Income of such Person for such period; PROVIDED, HOWEVER, that, in the case of the Company, any expenses which are included in any of clauses (ii) through (vi) above for such period and which are attributable to Dixieline Lumber Company shall be deducted from Consolidated Cash Flow of the Company for such period.

                 "Consolidated Cash Flow Coverage Ratio" means, with respect to any Person for any period, the ratio of Consolidated

Cash Flow of such Person for such period to Consolidated Interest Expense of such Person for such period; PROVIDED, HOWEVER, that, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated on a pro forma basis after giving effect, as if occurring at the beginning of such period, to (i) the incurrence of Indebtedness giving rise to the need to calculate the Consolidated Cash Flow Coverage Ratio and the retirement of any Indebtedness refinanced with the proceeds of such Indebtedness, (ii) the incurrence, during such period or since the last day of such period, of any Indebtedness (other than Indebtedness incurred for working capital purposes), and the retirement of any Indebtedness refinanced with the proceeds of such Indebtedness, (iii) the acquisition by such Person (directly or through a Subsidiary of such Person) of any company or business during such period or since the last day of such period, (iv) the sale or other disposition of assets or properties outside the ordinary course of business by such Person (directly or through a Subsidiary of such Person), and the actual application of the proceeds therefrom, during such period or since the last day of such period, and (v) in the case of the Company and with respect to any such period ending prior to the date on which there shall be four fiscal quarters of the Company which commenced and ended after the issue date of the Securities, the income that could have been earned by the Company if the Cash Proceeds of the issuance of the Securities (net of underwriters' discounts and commissions and amounts used to retire Indebtedness of the Company), if any, received by the Company were invested from the beginning of such period to but excluding the date of receipt by the Company of such Cash Proceeds at the rate in effect on the last day of the last fiscal quarter within such period for United States Treasury securities maturing one year from the date of issuance of such securities, as compiled and published in the then most recent Federal Reserve Statistical Release H.15 (519).

                 "Consolidated Depreciation Expense" means, with respect to any Person for any period, the depreciation and depletion expense of such Person and its Subsidiaries, determined on a consolidated basis for such period in accordance with GAAP.

                 "Consolidated Income Tax Expense" means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes (including franchise, net worth or similar taxes) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (i) the interest expense of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including, without limitation, all original issue discount and other interest portion of any deferred payment Indebtedness and all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing (less, in the case of the Company, any interest income included in Consolidated Net Income of the Company for such period), but excluding any deferred financing fees otherwise includible in Consolidated Interest Expense of the Company for such period; (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and (iii) all cash dividends or other distributions declared or paid on any Capital Stock (other than common stock, preferred stock that is not Redeemable Stock or, with respect to the Company, special common stock) of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP; PROVIDED, HOWEVER, that any Indebtedness bearing a floating rate of interest shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

                 "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period, before discontinued operations, extraordinary items and the cumulative effect of a change in accounting principles of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, PROVIDED that there shall also be excluded from Consolidated Net Income (i) any net gains or losses in respect of dispositions of assets other than in the ordinary course of business; (ii) any gains from currency exchange transactions not in the ordinary course of business consistent with past practice; (iii) any gains or losses realized from the termination of any employee pension benefit plan; (iv) any gains or losses realized upon the refinancing of any Indebtedness of such Person or any of its Subsidiaries; (v) any gains or losses arising from the destruction of property or assets due to fire or other casualty; (vi) any gains or losses from the revaluation of property or assets; (vii) the net income (or loss) of any other Person (other than a Subsidiary of such Person) except to the extent of cash dividends or distributions paid to such Person by such other Person in such period; (viii) the net income (or loss) of any Subsidiary of such Person except to the extent of the interest of such Person in such Subsidiary, PROVIDED that in the case of the Company the net income (or loss) of Dixieline Lumber Company shall be excluded; (ix) the net income (or loss) of any Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends and other distributions (including loans or advances) by operation of the terms of its charter or by agreement, instrument, judgment, decree, order or governmental regulation applicable to such Subsidiary to the extent of such restriction or limitation in such period; and (x) in the case of the Company, the excess of (a) the compensation expense recorded by the Company in the computation of net earnings of the Company in respect of shares of Capital Stock (other than Redeemable Stock) or other Equity Interests, pursuant to a plan or other arrangement approved by the Board of Directors of the Company (or of a Reporting Subsidiary of the Company, if applicable), to or for the benefit of any employee, officer or director of the Company or any of its Subsidiaries or to or by any employee stock ownership plan or similar trust for the benefit of any such employee, officer or director, over (b) the amount of income taxes recorded by the Company in connection with such compensation expense of the Company.

                 "Consolidated Net Worth" means, with respect to any Person at any date of determination, the sum of the Capital Stock, additional paid-in capital and cumulative translation adjustment account plus retained earnings (or minus accumulated deficit), excluding amounts attributable to Redeemable Stock, any Capital Stock convertible into Indebtedness, or Treasury Stock, of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                 "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement entered into in the ordinary course of business and designed to protect the Company or any of its Subsidiaries against fluctuations in currency values to or under which the Company or any of its Subsidiaries is a party or a beneficiary on the issue date of the Securities or becomes a party or a beneficiary thereafter.

                 "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                 "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors of the Company is required to deliver a Board Resolution under the Indenture, a member of such Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

                 "Equity Interests" means Capital Stock, warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

                 "Exempt Person" means (i) Richard L. Bready, (ii) any Person which is an Affiliate of Richard L. Bready and (iii) any other Affiliate of such Person so long as such Person is an Affiliate of Richard L. Bready.

                 "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries, in existence on the issue date of the Securities.

                 "Existing Investments" means (i) Investments of the Company and its Subsidiaries, in existence on the issue date of the Securities and (ii) Investments to be made pursuant to commitments authorized by the Board of Directors of the Company prior to the issue date of the Securities (a) in Ecological Engineering Associates, L.P. in an amount not to exceed

$2,100,000 (including such Investments made prior to the issue date of the Securities) and (b) in or related to a joint-venture involving Universal-Rundle Corporation in an amount not to exceed $4,000,000.

                 "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; PROVIDED, HOWEVER, that the Fair Market Value of any asset or assets of the Company or any of its Subsidiaries shall be determined by the Board of Directors of the Company or, if such Subsidiary is a Reporting Subsidiary of the Company, of such Reporting Subsidiary, acting in good faith, and evidenced by a Board Resolution of the Company or such Reporting Subsidiary, as the case may be, delivered to the Trustee.

                 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, from time to time; PROVIDED, HOWEVER, that for purposes of Articles IV and V hereof, GAAP shall be determined on the basis of such principles as in effect on the issue date of the Securities.

                 "guaranty" means, with respect to any obligation, (i) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, of all or any part of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure the payment or performance of (or payment of damages in the event of non-performance) of all or any part of such obligation.

                 "Holder" or "Securityholder" means a Person in whose name a Security is registered on the Registrar's books.

                 "Indebtedness" means, with respect to any Person, without duplication, any indebtedness, contingent or otherwise, (i) with respect to borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or consisting of reimbursement obligations with respect to letters of credit or (ii) representing the deferred and unpaid balance of the purchase price of any property excluding any such balance that constitutes a trade payable or an accrued liability, in each case arising in the ordinary course of business, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP, and shall also include, to the extent not otherwise included, (a) any Capital Lease Obligations, (b) the maximum fixed repurchase price of any Redeemable Stock, (c) indebtedness secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligations secured thereby shall have been assumed, (d) guaranties of items that would be included within this definition to the extent of such guaranties, and (e) net liabilities in respect of Commodity Agreements, Currency Agreements and Interest Rate Agreements. For purposes of the immediately preceding sentence, the maximum fixed repurchase price of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, PROVIDED that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be without duplication (y) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date and (z) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the Fair Market Value at such date of any property or asset subject to a Lien securing the Indebtedness of others or the amount of the Indebtedness secured. The amount of any Indebtedness issued at a discount shall be equal to the gross proceeds of such issuance (and not the face amount of any bond, note, debenture or similar instrument representing such Indebtedness).

                 "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

                 "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, or other similar agreement or arrangement entered into in the ordinary course of business and designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates to or under which the Company or any of its Subsidiaries is a party or a beneficiary thereof.

                 "Investment" means, with respect to any Person, (i) any direct or indirect loan or other extension of credit (other than extensions of trade credit by such Person on commercially reasonable terms and relating to the sale of property or services in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to any other Person, or (ii) any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person.

                 "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease intended as security, any option or other agreement to sell or give any security interest and any filing of or other agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a financing statement covering leased goods under a lease not intended as security).

                 "Material Subsidiary" of any Person means (i) any Subsidiary Guarantor and (ii) any other Subsidiary of such Person which at the time of determination (a) had assets which, as of the date of such Person's then most recent quarterly consolidated balance sheet, constituted at least 5% of such Person's total assets on a consolidated basis as of such date, in each case determined in accordance with GAAP, (b) had net sales for the 12-month period ending on the date of such Person's most recent quarterly consolidated statement of income which constituted at least 5% of such Person's total net sales on a consolidated basis for such period or (c) had operating income for the 12-month period ending on the date of such Person's most recent quarterly consolidated statement of operating income which constituted at least 10% of such Person's total operating income on a consolidated basis for such period.

                 "Moody's" means Moody's Investors Service, Inc. and its successors.

                 "Net Cash Proceeds" means the aggregate Cash Proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses and severance and shutdown costs incurred as a result thereof, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Sale, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets which are the subject of such Asset Sale and any reasonable reserve in accordance with GAAP for adjustments in respect of the sale price of such asset or assets.

                 "Officer" means, with respect to any corporation, the Chairman of the Board, any Vice Chairman, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of such corporation.

                 "Officers' Certificate" means a written certificate containing the information specified in Sections 11.04 and 11.05 herein, signed in the name of the Company by any two of its Officers, and delivered to the Trustee.

                 "Opinion of Counsel" means a written opinion containing the information specified in Sections 11.04 and 11.05 hereof, rendered by legal counsel (who may be counsel to the Company) acceptable to the Trustee.

                 "Permitted Investments" means any of the following: (i) Cash Equivalents; (ii) Existing Investments; (iii) Investments by the Company or a Subsidiary of the Company in any Subsidiary of the Company or any other Person that concurrently with the making of such Investment becomes a Subsidiary of the Company; (iv) guaranties by Subsidiaries of the Company permitted under
Section 4.08 or 4.15 hereof; (v) Indebtedness of the Company to any Subsidiary of the Company, PROVIDED that such Indebtedness is contractually subordinated in right of payment to the Securities; (vi) Investments by the Company or any of its Subsidiaries in debt securities or debt instruments having maturities of 10 years or less and (A) issued or fully guaranteed or insured by the United States of America, or an instrumentality or agency thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) or (B) with a rating of BBB- or better by S&P or Baa-3 or better by Moody's or the equivalent of such rating by a successor rating agency; (vii) any Investment by Broan Limited in debt securities or debt instruments having maturities of 10 years or less and issued or fully guaranteed or insured by Canada or an instrumentality or agency thereof or rated, at the time of such Investment, BBB- or better by Dominion Bond Rating Services or the equivalent of such rating by a successor rating agency, so long as the aggregate amount of all such Investments by Broan Limited do not exceed $7,500,000 at any one time outstanding; (viii) loans and advances to officers and directors of the Company or any Subsidiary of the Company made in the ordinary course of business or pursuant to an employee benefit plan, up to $3,000,000 in the aggregate at any one time outstanding; (ix) loans and advances to vendors, suppliers and contractors of the Company or any Subsidiary of the Company and made in the ordinary course of business; (x) the receipt by the Company or its Subsidiaries of consideration other than Cash Proceeds in any Asset Sale made in compliance with the terms of this Indenture;
(xi) so long as no Default or Event of Default shall have occurred and be continuing, other Investments made after the issue date of the Securities not exceeding in the aggregate at any time outstanding (A) $10,000,000, if at the time of the making of such Investment the Securities are not rated BB+ or better by S&P or Ba1 or better by Moody's, or (B) $20,000,000, but not more than $10,000,000 in any fiscal year of the Company, if at the time of the making of such Investment the Securities are rated BB+ or better by S&P or Ba1 or better by Moody's; PROVIDED, HOWEVER, that upon the sale by the Company of all of the Equity Interests of Dixieline Lumber Company or all or substantially all of the assets of Dixieline Lumber Company, the aggregate amount of Investments permitted to be outstanding pursuant to this clause (xi) shall be increased by the amount, if any, by which the Net Cash Proceeds received by the Company from such sale (plus the amount of cash collection of any non-cash proceeds received by the Company from such sale) exceed the aggregate of all Investments in Dixieline Lumber Company made by the Company or any of its Subsidiaries after the issue date of the Securities; (xii) any Lien permitted under Section 4.10 hereof; and (xiii) Investments by Subsidiaries of the Company not exceeding in the aggregate $5,000,000 at any one time outstanding in Cash Equivalents described in clause (ii) of the definition of such term in this Indenture, PROVIDED that for purposes of this clause (xiii) an instrument referred to in such clause (ii) may be issued by any commercial banking institution having capital and surplus of not less than $100,000,000.

                 "Permitted Liens" means (i) Liens securing Indebtedness owing to the Company by a Subsidiary of the Company; (ii) Liens securing Acquired Indebtedness incurred by the Company or any of its Subsidiaries in accordance with the provisions of this Indenture, PROVIDED such Liens were not incurred in anticipation of or in connection with the transaction pursuant to which such Acquired Indebtedness was so incurred; (iii) Liens securing Purchase Money Obligations permitted to be incurred by the provisions of this Indenture; (iv) Liens securing Indebtedness permitted by clause (xiv) of Section 4.08 hereof; and (v) any interest or title of a lessor in property subject to any Capital Lease Obligation or operating lease of the Company and of its Subsidiaries.

                 "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

                 "Purchase Money Obligations" means any Indebtedness of the Company or any of its Subsidiaries incurred to finance the acquisition or construction of any property or business

(including Indebtedness incurred within 180 days following such acquisition or construction), including Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or assumed by the Company or a Subsidiary of the Company in connection with the acquisition of assets from such Person; PROVIDED, HOWEVER, that (i) any Lien on such Indebtedness shall not extend to any property other than the property so acquired or constructed and (ii) at no time shall the aggregate principal amount of outstanding Indebtedness secured thereby be increased.

                 "Redeemable Stock" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable before the Stated Maturity of the Securities), or upon the happening of any event, matures or is mandatorily redeemable, in whole or in part, prior to the Stated Maturity of the Securities.

                 "Redemption Date" or "redemption date" means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

                 "Redemption Price" or "redemption price" shall have the meaning set forth in paragraph 6 of the Securities.

                 "Reporting Subsidiary" means, with respect to any Person, a Subsidiary of such Person required to file periodic reports under Section 13 or 15(d) of the Exchange Act.

                 "S&P" means Standard and Poor's Corporation and its successors.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities" means any of the Company's __% Senior Subordinated Notes due ___________ ___, 2004, issued under this Indenture.

                 "Securityholder" or "Holder" means a Person in whose name a Security is registered on the Registrar's books.

                 "Stated Maturity" means, with respect to any security or Indebtedness, the date specified therein as the fixed date on which the principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security or Indebtedness at the option of the holder thereof upon the happening of any contingency).

                 "Subsidiary" of any Person means any corporation, partnership, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or, in the case of a Person which is not a corporation, the members of the appropriate governing board or other group is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; PROVIDED, HOWEVER, that Forges et Boulonneries D'Ars-sur-Moselle shall not be deemed to be a Subsidiary of the Company so long as (i) all Indebtedness of Forges et Boulonneries D'Ars-sur-Moselle is non-recourse to the Company and its Subsidiaries and (ii) the Company invests not more than $2,000,000 in debt or equity capital of Forges et Boulonneries D'Ars-sur-Moselle on a cumulative basis from the issue date of the Securities.

                 "Subsidiary Guarantor" means, with respect to any Subsidiary Guaranty, the issuer of such Subsidiary Guaranty, so long as such Subsidiary Guaranty remains outstanding.

                 "Subsidiary Guaranty" means any guaranty of the Securities pursuant to a supplemental indenture executed and delivered pursuant to Section
4.15 hereof, including as the context may require either or both of the guaranty of the Securities set forth in Article 12 hereof upon the execution and delivery by a Subsidiary Guarantor of such supplemental indenture and any separate guaranty of the Securities, substantially in the form of Exhibit C hereto, or confirmation of guaranty executed and delivered by such Subsidiary Guarantor pursuant to such supplemental indenture.

                 "TIA" means the Trust Indenture Act of 1939 as amended and as in effect on the date of this Indenture; PROVIDED, HOWEVER, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

                 "Trust Officer," when used with respect to the Trustee, means any officer assigned to and working in the corporate trust department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                 "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

                 "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such Person to the extent the entire voting share capital of such Subsidiary is owned by such Person (either directly or indirectly through Wholly-Owned Subsidiaries).

                      SECTION 1.02.    OTHER DEFINITIONS.

                                                  Defined in
         Term                                      Section
         ----                                     ----------
"Act".............................................   1.05
"Acceleration Notice".............................   6.02
"Bankruptcy Law"..................................   6.01
"Cash Proceeds"...................................   4.13
"Change of Control"...............................   4.12
"Change of Control Offer".........................   4.12
"Change of Control Payment Date"..................   4.12
"Core Subsidiary".................................   4.13
"Custodian".......................................   6.01
"Event of Default"................................   6.01
"Excess Proceeds".................................   4.13
"Excess Proceeds Offer"...........................   4.13
"Exchange Act"....................................   4.02
"Existing Liens"..................................   4.10
"incurrence"......................................   4.08
"Lease Basket"....................................   4.08
"Legal Holiday"...................................  11.08
"Non-Payment Default".............................  10.04
"Paying Agent"....................................   2.03
"Payment Blockage Period".........................  10.04
"Payment Default".................................  10.04
"refinance".......................................   4.08
"Refinancing Indebtedness"........................   4.08
"Register"........................................   2.03
"Registrar".......................................   2.03
"Restricted Payment"..............................   4.06
"Securities Act"..................................   7.04
"Senior Indebtedness".............................  10.02
"Specified Senior Indebtedness"...................  10.02
"surviving entity"................................   5.01
"U.S. Government Obligations".....................   8.01

                 SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "Commission" means the SEC.

                 "Indenture securities" means the Securities.

                 "Indenture security holder" means a Securityholder.

                 "Indenture to be qualified" means this Indenture.

                 "Indenture trustee" or "institutional trustee" means the Trustee.

                 "Obligor" on the Securities means the Company and each Subsidiary Guarantor, if any, and each other obligor on the Securities or any Subsidiary Guaranty.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                 SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3)      "or" is not exclusive;

                 (4)      "including" means including, without limitation; and

                 (5) words in the singular include the plural, and words in the plural include the singular.

                 SECTION 1.05.    ACTS OF HOLDERS.

                 (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                 (2) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

                 (3) The ownership of Securities shall be proved by the Register.

                 (4) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                 (5) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding securities have authorized or agreed or consented to such request, demand, authorization, directions, notice, consent, waiver or other Act, and for that purpose the outstanding securities shall be computed as of such record date, PROVIDED that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                 SECTION 1.06. EXCHANGE RATES. Except as otherwise required under GAAP or in connection with the preparation of any financial statements, any computation of the U.S. dollar equivalent of any foreign currency required for any calculation or computation under this Indenture (including, without limitation, in connection with the limitations under the definition of "Consolidated Net Income" and Section 4.03 hereof) shall be made at the exchange rate published in The Wall Street Journal which is in effect as of the close of business on the first Business Day in the month in which such computation is required to be made hereunder.

                                   ARTICLE 2
                                THE SECURITIES

                 SECTION 2.01. FORM AND DATING. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

                 The terms and provisions contained in the Securities, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company, by its execution and delivery of this Indenture, expressly agrees to such terms and provisions and to be bound thereby.

                 SECTION 2.02. EXECUTION AND AUTHENTICATION. The Securities shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairmen, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any such officer on the Securities may be manual or facsimile.

                 Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                 No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in Exhibit A annexed hereto duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and made available for delivery hereunder.

                 The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of [$218,500,000] upon a Board Resolution and a written order of the Company signed by two Officers of the Company, but without any further action by the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and delivered. The aggregate principal amount of Securities outstanding at any time may not exceed [$218,500,000], except as provided in
Section 2.07.

                 The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as a Paying Agent to deal with the Company or an Affiliate of the Company.

                 The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

                 SECTION 2.03. REGISTRAR AND PAYING AGENT. The Company shall maintain or cause to be maintained an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented or surrendered for purchase or payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Register"). The Company may have one or more co-registrars and one or more additional paying agents. The term Paying Agent includes any additional paying agent.

                 The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar (if not the Trustee or the Company). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices or demands, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 7.07 hereof. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or co-registrar or agent for service of notices and demands.

                 The Company initially appoints the Trustee as Registrar and Paying Agent and agent for service of notices and demands.

                 SECTION 2.04 PAYING AGENT TO HOLD MONEY IN TRUST. Except as otherwise provided herein, prior to each due date of the principal, premium, if any, and interest on any Security, the Company shall deposit with the Paying Agent a sum of money sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent (other than the Trustee or the Company) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, and interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities) and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the request of the Trustee, forthwith pay to the Trustee all money so held in trust and account for any money disbursed to it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

                 SECTION 2.05. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing, within five Business Days of such request, a list in such form as the Trustee may reasonably require of the names and addresses of Securityholders.

                 SECTION 2.06. TRANSFER AND EXCHANGE. Upon surrender for registration of transfer of any Security at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03 or at the office or agency referred to in Section 4.05, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount.

                 At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

                 Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder or his attorney duly authorized in writing.

                 The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange (other than any exchange of a temporary Security for a definitive Security not involving any change in ownership).

                 The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

                 SECTION 2.07. REPLACEMENT SECURITIES. If any mutilated Security is surrendered to the Company or the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request, the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                 In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

                 Upon the issuance of new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

                 Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                 The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                 SECTION 2.08. OUTSTANDING SECURITIES; DETERMINATIONS OF HOLDERS' ACTION. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those referred to in Section 2.07 hereof, or purchased by the Company pursuant to Article 3 hereof and those described in this Section
2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Trust Officer of the Trustee knows based upon an examination of the Register to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including determinations pursuant to Articles 6 and 9).

                 If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                 If the Paying Agent (other than the Company) holds, in accordance with this Indenture, at maturity or on a Redemption Date, money sufficient to pay the Securities payable on that date, then immediately on the date of maturity or such Redemption Date, as the case may be, such Securities shall cease to be outstanding and interest, if any, on such Securities shall cease to accrue.

                 SECTION 2.09. TEMPORARY SECURITIES. Pending the preparation of definitive Securities, the Company may execute, and upon receipt of an Officers' Certificate from the Company, the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers of the Company executing such

Securities may determine, as conclusively evidenced by their execution of such Securities.

                 If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03 hereof, without charge to the Holder. Upon surrender for cancellation of anyone or more temporary Securities, the Company shall execute and the Trustee, upon receipt of an Officers' Certificate from the Company, shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

                 SECTION 2.10. CANCELLATION. All Securities surrendered for payment, purchase by the Company, redemption by the Company pursuant to Article 3 hereof, or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and made available for delivery hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not reissue, or issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed by the Trustee.

                 SECTION 2.11. CUSIP NUMBERS. The Company, in issuing the Securities may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities and any redemption shall not be affected by any defect in or omission of such numbers.

                 SECTION 2.12. DEFAULTED INTEREST. If the Company defaults on a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest (as provided in Section 4.01), to the Persons who are Holders on a subsequent special record date, and such special record date, as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid. The Company may also pay defaulted interest in any other lawful manner.


                                   ARTICLE 3
                                  REDEMPTION
                                  ----------

                 SECTION 3.01. RIGHT TO REDEEM; NOTICES TO TRUSTEE. At any time on and after ___________ ___, 1999, the Company, at its option, may redeem the Securities for cash in accordance with this Article 3 and the provisions of paragraph 6 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.

                 The Company shall give the notice to the Trustee provided for in this Section 3.01 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

                 SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If less than all the outstanding Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed by lot or, if such method is prohibited by the rules of any stock exchange on which the Securities are then listed, any other method the Trustee considers reasonable. The Trustee shall make the selection at least 30 but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                 SECTION 3.03. NOTICE OF REDEMPTION. At least 15 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed at the Holder's last address, as it shall appear on the registry book. A copy of such notice shall be mailed to the Trustee on the same day the notice is mailed to Holders of Securities.

                 The notice shall identify the Securities to be redeemed and shall state:

                 (1)      the Redemption Date;

                 (2)      the Redemption Price;

                 (3)      the CUSIP number (subject to the provisions of Section
2.11 hereof);

                 (4)      the name and address of the Paying Agent;

                 (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;


                 (6) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed; and

                 (7) that, unless the Company defaults in making such redemption payment, interest will cease to accrue on Securities called for redemption on and after the Redemption Date.

                 At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that in all cases, the text of such notice of redemption shall be prepared or approved by the Company and the Trustee shall have no responsibility whatsoever with regard to such notice being accurate or correct.

                 SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon the later of the Redemption Date and the date such Securities are surrendered to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price plus accrued interest to the Redemption Date, if money sufficient for that purpose has been deposited as provided in Section 3.05 hereof.

                 Notice of redemption shall be deemed to be given when mailed in the manner provided in Section 3.03, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of the Securities.

                 SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to the Redemption Date, the Company shall deposit with the Paying

Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation.

                 SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder, a new Security (accompanied by a confirmation of guaranty with respect to the Subsidiary Guaranty, if any, duly executed and delivered by each Subsidiary Guarantor party thereto) in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE 4
                                   COVENANTS
                                   ---------

                 SECTION 4.01. PAYMENT OF SECURITIES. The Company shall pay the principal of, premium, if any, and interest (including interest accruing on or after the filing of a petition in bankruptcy or reorganization relating to the Company, whether or not a claim for post-filing interest is allowed in such proceeding) on the Securities on (or prior to) the dates and in the manner provided in the Securities or pursuant to this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of such installment then due. The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest (including interest accruing on or after the filing of a petition in bankruptcy or reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), to the extent lawful, at 2% above the rate per annum borne by the Securities, which interest on overdue interest shall accrue from the date such amounts became overdue.

                 SECTION 4.02.    SEC REPORTS.

                 (1) The Company shall file with the Trustee and supply to each Holder, without cost, within 15 days after it files the same with the SEC, definitive copies of its annual and quarterly reports, information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of

1934, as amended (the "Exchange Act"). In the event that the Company is at any time not subject to the reporting requirements of the Exchange Act, it shall provide to the Trustee and supply to each Holder, without cost, within 15 days after it would have been required to file such information with the SEC, financial statements, including any notes thereto and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports if the Company had been subject to the requirements of such Sections 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a).

                 (2) So long as any Securities remain outstanding, the Company shall cause its annual report to shareholders and any other financial reports furnished by it to shareholders generally, to be mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar in each case at the time of such mailing or furnishing to shareholders. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause its financial statements, including any notes thereto and with respect to annual reports, an auditors' report by an accounting firm of established national reputation and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," to be so filed with the Trustee and mailed to the Holders within 120 days after the end of each of the Company's fiscal years (which on the date hereof ends on December 31) and within 60 days after the end of each of the first three quarters of each fiscal year.

                 (3) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Company may be required to deliver to the Securityholders under this
Section 4.02.

                 SECTION 4.03.    COMPLIANCE CERTIFICATES.

                 (1) The Company shall deliver to the Trustee within 90 days after the end of each of the Company's fiscal years an Officers' Certificate executed by Officers of the Company, stating whether or not the signers know of any Default or Event of Default. Such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 4.03(1), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this

Indenture. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default, and its status.

                 (2) So long as not contrary to the then current recommendation of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 120 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (a) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (b) whether, in connection with their audit examination, any Default has come to their attention and, if such a Default has come to their attention, specifying the nature and period of the existence thereof; PROVIDED, HOWEVER, that the independent certified public accountants delivering such statement shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

                 (3) The Company shall deliver to the Trustee as soon as possible and in any event within 15 days after the Company becomes aware of the occurrence of each Default or Event of Default, which is continuing, an Officers' Certificate setting forth the details of such Default or Event of Default, and the action which the Company proposes to take with respect thereto.

                 SECTION 4.04. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                 SECTION 4.05. MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain or cause to be maintained an office or agency of the Trustee, Registrar and Paying Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange or redemption and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The corporate trust office of the Trustee at the address specified in Section 11.02 hereof shall initially be such office or agency for all of the aforesaid purposes.
The Company shall give prompt written notice to the Trustee of any change of location of such office or agency. If at any time the Company shall fail to maintain or cause to be maintained any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02 hereof.

                 The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in location of any such other office or agency.

                 SECTION 4.06. LIMITATION ON RESTRICTED PAYMENTS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend on, or make any distribution in respect of the Company's or any such Subsidiary's Capital Stock or other Equity Interests, except to the extent any such dividend or other distribution is (a) actually received by the Company or a Subsidiary thereof or (b) payable solely in shares of Capital Stock or other Equity Interests (other than Redeemable Stock or Capital Stock convertible into any security other than such Capital Stock) of the Company or such Subsidiary, as the case may be; (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock or other Equity Interests of the Company or any of its Subsidiaries (other than Capital Stock or other Equity Interests held by the Company or any Wholly-Owned Subsidiary of the Company); (iii) prepay, repay, purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to a scheduled repayment date, scheduled mandatory sinking fund payment date or maturity date any Indebtedness of the Company that is subordinate in right of payment to the Securities (other than in connection with any refinancing of such Indebtedness permitted by this Indenture); or (iv) make any Investment other than Permitted Investments (each such action described in any of clauses (i) through (iv) above being referred to as a "Restricted Payment"), if, at the time of such Restricted Payment:

                 (1) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

                 (2) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made on or after the issue date of the Securities (including, without duplication, Restricted Payments described in the next succeeding paragraph), exceeds the sum of (A) 50% of the cumulative Consolidated Net Income of the Company for the period commencing on January 1, 1994 through the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment (or, if the Consolidated Net Income of the Company shall be a deficit, minus 100% of such deficit); (B) the aggregate net cash proceeds and the Fair Market Value of any property other than cash, if any, received by the Company (other than from a Subsidiary of the Company) from the issuance and sale of either Capital Stock of the Company (other than Redeemable Stock or any Capital Stock convertible into any security other than such Capital Stock) or Indebtedness that is convertible into Capital Stock of the Company (other than Redeemable Stock or any Capital Stock convertible into any security other than such Capital Stock), to the extent such Indebtedness is actually converted into such Capital Stock; and (C) $20,000,000; or

                 (3) the Company could not incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.08 hereof.

                 The foregoing provisions shall not prohibit, so long as no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture; or (ii) the declaration and payment by a Reporting Subsidiary of the Company of dividends on its common stock to all holders of such common stock on a pro rata basis out of funds legally available for the payment of dividends.

                 The amount of any dividend or other distribution (other than cash) shall be equal at least to the Fair Market Value of the asset(s) proposed to be transferred by the Company or such Subsidiary of the Company, as the case may be, pursuant to such dividend or other distribution.

                 The Company shall deliver to the Trustee within 90 days after the end of each of the Company's fiscal years in which a Restricted Payment is made under the first paragraph of this Section 4.06, an Officers' Certificate setting forth the aggregate amount of Restricted Payments made in such fiscal year, briefly describing the nature or type of Restricted Payments made in such fiscal year and stating that each such Restricted Payment is permitted by this Section 4.06.

                 SECTION 4.07. LIMITATION ON OTHER SENIOR SUBORDINATED INDEBTEDNESS. The Company shall not incur, issue, create, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinated in right of payment to any Senior Indebtedness and contractually senior in right of payment to the Securities.

                 SECTION 4.08. LIMITATION ON ADDITIONAL INDEBTEDNESS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (each, an "incurrence") any Indebtedness, including, without limitation, Acquired Indebtedness; PROVIDED, HOWEVER, that the Company may incur Indebtedness if (i) no Default or Event of Default shall have occurred and be continuing at the time or after giving effect to the incurrence of such Indebtedness and
(ii) the Consolidated Cash Flow Coverage Ratio of the Company for the four full fiscal quarters ending immediately prior to the date of the incurrence of such additional Indebtedness is at least 2.0 to 1.0.

                 The foregoing limitations set forth in this Section 4.08 shall not apply, without duplication, to:

                    (i)   Existing Indebtedness;

                   (ii) Indebtedness of (a) the Company represented by the Securities or (b) any Subsidiary Guarantor under any Subsidiary Guaranty;

                  (iii) Indebtedness of the Company under the Company Credit Facility, up to $60,000,000 in aggregate outstanding principal amount (including the available undrawn amount of any letters of credit issued thereunder) at any time;

                   (iv) Indebtedness of (a) Broan Limited under the Broan Limited Credit Facility, PROVIDED that such Indebtedness shall not exceed at any time $20,100,000 (Canadian) in aggregate outstanding principal amount (including the available undrawn amount of any letters of credit issued under such facility) and shall be secured only by Liens on assets of Broan Limited and (b) the Company under its limited guaranty of not more than $10,000,000 (Canadian) of the Indebtedness of Broan Limited under the Broan Limited Credit Facility;

                    (v) Indebtedness of Aubrey Manufacturing, Inc. or Broan Mfg. Co., Inc. not exceeding at any time $3,000,000 in aggregate outstanding principal amount and, if secured, secured only by Liens on certain real property owned by such Persons;

                   (vi) Indebtedness of Universal-Rundle Corporation for working capital or joint venture investment purposes not exceeding at any time $4,000,000 in aggregate outstanding principal amount and, if secured, secured only by Liens on assets of Universal-Rundle Corporation;

                  (vii) Indebtedness of the Company to any of its Wholly-Owned Subsidiaries, PROVIDED that such Indebtedness is contractually subordinated in right of payment to the Securities, or Indebtedness of any Subsidiary of the Company to the Company or to any other Wholly-Owned Subsidiary of the Company, PROVIDED that if the Company or any of its Subsidiaries incurs Indebtedness to a Wholly-Owned Subsidiary of the Company which, at any time after such incurrence, ceases to be a Wholly-Owned Subsidiary, then all such Indebtedness in excess of the amount of Allowable Subsidiary Loans shall be deemed to have been incurred at the time such former Wholly-Owned Subsidiary ceases to be a Wholly-Owned Subsidiary of the Company;

                 (viii) Indebtedness of a Subsidiary of the Company under a guaranty of Indebtedness of the Company (other than the Securities) which causes such Subsidiary to become a Subsidiary Guarantor pursuant to Section
4.15 hereof;

                   (ix) Indebtedness of the Company and its Subsidiaries under Interest Rate Agreements, Currency Agreements and Commodity Agreements, PROVIDED that (a) in the case of Interest Rate Agreements, such Interest Rate Agreements relate to Indebtedness permitted to be incurred under this Indenture and the notional principal amount of the obligations of the Company and its Subsidiaries under such Interest Rate Agreements does not exceed the principal amount of such Indebtedness, and (b) in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                    (x) Indebtedness of the Company under its guaranty of payment of the principal of and interest on and certain expenses relating to certain industrial revenue bonds issued for the benefit of Spaulding Composites Company, Inc.;

                   (xi) Indebtedness of the Company and its Subsidiaries under guaranties of Indebtedness incurred in the ordinary course of business of suppliers, licensees, franchisees or customers;

                  (xii) Indebtedness incurred by the Company and its Subsidiaries consisting of Purchase Money Obligations and Capital Lease Obligations not exceeding at any time $15,000,000 in aggregate outstanding principal amount;

                 (xiii) Acquired Indebtedness incurred by a Subsidiary of the Company to the extent such Indebtedness could have been incurred by the Company under the limitations set forth in the preceding paragraph, after giving PRO FORMA effect to the acquisition of such Subsidiary by the Company;

                  (xiv) Indebtedness of the Company and its Subsidiaries in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided in the ordinary course of business;

                   (xv) other Indebtedness of the Company and its Subsidiaries not to exceed at any time $10,000,000 in aggregate outstanding principal amount;

                  (xvi)   Liens permitted under Section 4.10 hereof; and

                 (xvii) Indebtedness ("Refinancing Indebtedness") created, incurred, issued, assumed or guaranteed in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund ("refinance"), Indebtedness described in the preceding paragraph or referred to in clauses (i) through (xv) above; PROVIDED, HOWEVER, that (a) the principal amount of such Refinancing Indebtedness (or if such Refinancing Indebtedness is issued at a price less than the principal amount thereof, the original issue amount of such Refinancing Indebtedness), together with the principal amount of any remaining Indebtedness under the agreement or instrument governing the Indebtedness being refinanced, shall not exceed (1) in the case of Refinancing Indebtedness incurred to refinance Indebtedness permitted to be incurred under any of clauses (iii) through (vi) and (xv) above, an amount which, when added to all other Indebtedness outstanding under such clause, shall not exceed the aggregate amount of Indebtedness permitted to be incurred under such clause, and (2) in the case of Refinancing Indebtedness incurred to refinance Indebtedness permitted to be incurred under any of clauses (i), (ii) and (vii) through (xiv) above, the aggregate amount of such Indebtedness outstanding at the time of such refinancing, in either case, after giving effect to any mandatory reductions in principal or other repayments required under the agreement or instrument governing such Indebtedness; (b) except in the case of Refinancing Indebtedness that refinances all of the Securities outstanding at the time of such refinancing, such Refinancing Indebtedness shall be subordinated in right of payment to the Securities at least to the same extent as the Indebtedness to be refinanced; (c) in the case of Refinancing Indebtedness incurred to refinance (1) any Existing Indebtedness, (2) the Securities, or (3) Indebtedness that ranks PARI PASSU ewith or junior in right of payment to the Securities, such Refinancing Indebtedness shall have an Average Life and Stated Maturity equal to, or greater than, the Average Life and Stated Maturity of the Indebtedness to be refinanced at the time of such incurrence; (d) the proceeds of such Refinancing Indebtedness, if incurred by a Subsidiary of the Company, shall not be used to refinance Indebtedness of the Company or another Subsidiary of the Company; and (e) the incurrence of any such Refinancing Indebtedness is substantially simultaneous with the refinancing of the Indebtedness to be refinanced.

                 Any Indebtedness incurred pursuant to this Section
4.08 shall be subject to the limitations set forth in Section 4.07 hereof. For purposes of this Section 4.08, the accretion of original issue discount on Indebtedness shall not be deemed to be an incurrence of Indebtedness.


                 SECTION 4.09. LIMITATION ON SALE OR ISSUANCE OF CAPITAL STOCK OF SUBSIDIARIES. The Company shall not (i) sell or otherwise convey or dispose of any Equity Interests of any of its

Subsidiaries except to the Company or a Wholly-Owned Subsidiary of the Company, or as permitted by Sections 4.10 or 4.13 hereof or (ii) permit any of its Subsidiaries to issue or sell to any Person except the Company or a Wholly-Owned Subsidiary of the Company (a) any preferred stock of such Subsidiaries or (b) except as permitted by Section 4.13 hereof, any other Equity Interests of such Subsidiary.

                 SECTION 4.10. LIMITATION ON LIENS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any of its assets or properties, now owned or hereafter acquired, or any income or profits therefrom, securing any Indebtedness that is PARI PASSU with or contractually subordinated in right of payment to the Securities unless the Company or such Subsidiary, as the case may be, simultaneously executes and delivers a supplemental indenture to this Indenture providing that (i) the Securities are secured by such Lien equally and ratably with any and all other Indebtedness secured by such Lien or (ii) in the case of Indebtedness contractually subordinated in right of payment to the Securities, the Lien securing such Indebtedness shall be subordinate in right of payment to the Lien securing the Securities to the same extent that such Indebtedness is subordinated to the Securities.

                 The foregoing limitations set forth in this Section 4.10 shall not apply to:

                  (i) Liens securing Acquired Indebtedness incurred by the Company or any Subsidiary of the Company and permitted by Section 4.08 hereof, PROVIDED that such Liens attach solely to the assets acquired and do not extend to or cover any property or assets of the Company or any of its Subsidiaries;

                 (ii) Liens securing Refinancing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted under this Indenture, PROVIDED that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced;

             (iii) Liens securing Existing Indebtedness; or

              (iv) Permitted Liens.

                 SECTION 4.11. LIMITATION ON CERTAIN RESTRICTIONS AFFECTING SUBSIDIARIES. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or enter into or otherwise cause or permit to exist or become effective any agreement with any Person that would cause any consensual encumbrance or restriction on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any of its Subsidiaries,
(ii) pay or repay any Indebtedness owed to the Company or any of its Subsidiaries which owns Equity Interests in such Subsidiary, (iii) make loans or advances to the Company or any of its Subsidiaries which owns Equity Interests in such Subsidiary, (iv) transfer any of its properties or assets to the Company or any of its Subsidiaries which owns Equity Interests in such Subsidiary, or (v) guarantee any Indebtedness of the Company or any other Subsidiary of the Company except, in each case, for such encumbrances or restrictions existing under or by reason of (a) applicable law, (b) this Indenture, (c) customary nonassignment provisions of any lease governing a leasehold interest of the Company or any of its Subsidiaries, (d) any instrument governing Indebtedness of a Person acquired by the Company or any of its Subsidiaries at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired, (e) agreements existing as of the issue date of the Securities, (f) the Company Credit Facility and (g) any agreement effecting a refinancing of Indebtedness issued pursuant to any agreement or instrument referred to in clause (d) or (e) above, PROVIDED that the terms and conditions of any such encumbrances and restrictions are not materially less favorable to the Holders than those under the agreement or instrument evidencing the Indebtedness being refinanced.

                 The foregoing shall not restrict the ability of any Subsidiary of the Company to grant any Lien to the extent otherwise permitted in this Indenture.

                 SECTION 4.12. REPURCHASE UPON CHANGE OF CONTROL. Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount plus accrued and unpaid interest, if any, to the date of purchase. Immediately following any Change of Control, the Company shall mail a notice to the Trustee and to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.12 and that all Securities tendered will be accepted for payment; (2) the purchase price and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); (3) that any Security not tendered will continue to accrue interest;
(4) that, unless the Company defaults in the payment thereof, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date; (5) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities to be purchased to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election on the terms and conditions set forth in such notice; and (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each such new Security issued shall be in a principal amount of $1,000 or an integral multiple thereof.

                 On the Change of Control Payment Date, the Company shall (1) accept for payment all Securities or portions thereof tendered, pursuant to the Change of Control Offer, (2) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered, and
(3) deliver, or cause to be delivered to the Trustee, all Securities so tendered together with an Officers' Certificate specifying the Securities or portions thereof tendered to the Company. The Paying Agent shall promptly mail, to each Holder of Securities so tendered, payment in an amount equal to the purchase price for such Securities, and the Trustee shall promptly authenticate and mail to such Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                 A "Change of Control" shall be deemed to have occurred at such time as any of the following events shall occur:

                          (i) there is consummated any consolidation or merger of the Company with or into another corporation, or all or substantially all of the assets of the Company are sold, leased or otherwise transferred or conveyed to another Person (other than pursuant to a bona fide pledge of assets to secure Indebtedness made in accordance with this Indenture), and the holders of the Company's common stock outstanding immediately prior to such consolidation, merger, sale, lease or other transfer or conveyance or one or more Exempt Persons do not hold, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger or at least a majority of the Equity Interests of such Person;

                          (ii) there is filed a report on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that any person (defined, solely for the purposes of the Change of

                 Control provision, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the combined voting power of all the Company's then outstanding securities entitled to vote generally for the election of directors; PROVIDED, HOWEVER, that a person shall not be deemed to be the beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or associates until such tendered securities are
                 accepted for purchase or exchange      thereunder, or (B) any
                 securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and
                 regulations    under the Exchange Act, and (2) is not also then
                 reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

                          (iii) during any consecutive two-year period,
                 individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

                 Notwithstanding anything to the contrary set forth in this
Section 4.12, a Change of Control shall not be deemed to have occurred under clause (ii) of the immediately preceding paragraph solely by virtue of the Company, any Subsidiary of the Company, any employee stock ownership plan or any other employee benefit plan of the Company or any such Subsidiary, or any other Person holding securities of the Company for or pursuant to the terms of any such employee benefit plan or an Exempt Person, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of securities of the Company, whether in excess of 50% of the combined voting power of the Company's then outstanding securities entitled to vote generally for the election of directors or otherwise.

           SECTION 4.13. LIMITATION ON USE OF PROCEEDS FROM ASSET SALES. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Sale unless (i) the Company or such Subsidiary, as the case may be, receives consideration at the time of any such Asset Sale having a value (including the Fair Market Value of any non-cash consideration) at least equal to the Fair Market Value of the securities or assets being sold or otherwise disposed of, (ii) at least 75% of the consideration from such Asset Sale is received at the closing in the form of cash, Cash Equivalents (together with cash, "Cash Proceeds") or indebtedness for borrowed money of the Company or such Subsidiary that is assumed by the transferee of any such assets or any such indebtedness of any Subsidiary of the Company whose stock is purchased by the transferee, and (iii) with respect to any Asset Sale involving the Equity Interests of any Wholly-Owned Subsidiary of the Company or, in the case of subclause (b) below, any Subsidiary of the Company that was a Wholly-Owned Subsidiary of the Company prior to the first public offering referred to in such subclause (b), (a) the Company or another Wholly-Owned Subsidiary of the Company shall in such Asset Sale sell all of the Equity Interests it owns of such Subsidiary or receive Cash Proceeds at the closing of such Asset Sale in an amount not less than 75% of the Fair Market Value of all Equity Interests of such Subsidiary owned by the Company or such other Wholly-Owned Subsidiary of the Company, whether or not sold, or (b) the Company or another Subsidiary of the Company may sell, or such Subsidiary may issue, in such Asset Sale not more than 20% of the shares of common stock of such Subsidiary in one or more public offerings for cash only if, as of the date of such Asset Sale, after giving PRO FORMA effect to such Asset Sale by excluding, in the determination of Consolidated Cash Flow of the Company for the four full consecutive fiscal quarters ending immediately prior to the date of such Asset Sale, that portion of the Consolidated Cash Flow accounted for by such Subsidiary equal to the portion of the common stock of such Subsidiary being sold or issued in such Asset Sale, the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.08 hereof. Notwithstanding anything to the contrary in the preceding sentence, the sale by the Company of all Equity Interests of Dixieline Lumber Company or all or substantially all of the assets of Dixieline Lumber Company shall not be deemed an Asset Sale except to the extent that the Company or any of its Subsidiaries makes after the issue date of the Securities any Investment in Dixieline Lumber Company, in which event the aggregate amount of all such Investments shall be deemed Net Cash Proceeds without regard to the $5,000,000 exception set forth in the definition of the term Asset Sale in this Indenture. Any Net Cash Proceeds (a) in excess of the amount of cash applied by the Company or any Subsidiary of the Company during the period beginning six months prior to the date of the Asset Sale (but not prior to the issue date of the Securities) and ending 12 months after the date of such Asset Sale to purchase any business that is, or any properties and assets used primarily in, the same or a related business as those owned and operated by the Company and its Subsidiaries as of the issue date of the Securities or at the date of such Asset Sale and (b) not applied within 12 months after the date of the Asset Sale to permanently reduce Senior Indebtedness shall be deemed to be "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall make an offer (the "Excess Proceeds Offer") to apply the Excess Proceeds to purchase the Securities. The Excess Proceeds Offer must be in cash in an amount equal to 100% of the principal amount plus accrued and unpaid interest to the date fixed for the closing of such offer, substantially in accordance with the procedures for a Change of Control Offer described in Section 4.12 hereof. To the extent that the aggregate amount of Securities tendered pursuant to the Excess
Proceeds Offer is less than the Excess Proceeds, the Company may use the remaining Excess Proceeds for general corporate purposes and such amounts shall no longer be deemed Excess Proceeds. If the aggregate principal amount of Securities surrendered by Holders exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis, subject to the limitation on the authorized denominations of the Securities.

                 Notwithstanding the limitations set forth in the immediately preceding paragraph:

                 (i) the Company and its Subsidiaries may, in the ordinary course of business, sell, lease, or otherwise transfer or dispose of assets acquired and held for resale in the ordinary course of business;

                 (ii) the Company may sell, lease, or otherwise transfer or dispose of assets pursuant to and in accordance with the provisions of Article 5 hereof;

                 (iii) the Company and its Subsidiaries may sell, lease or otherwise transfer or dispose of damaged, worn out or obsolete property in the ordinary course of business or other property no longer necessary for the proper conduct of their businesses; and

                 (iv) the Company and its Subsidiaries may abandon assets or properties which are no longer useful in their businesses and cannot be sold.

                 SECTION 4.14. LIMITATION ON TRANSACTIONS WITH AFFILIATES. Except as otherwise permitted by this Indenture, neither the Company nor any of its Subsidiaries shall make any Investment, loan, advance, guaranty or capital contribution to, or for the benefit of, or sell, lease or otherwise transfer or dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any of its Subsidiaries, unless (i) such transaction or series of transactions is in the best interests of the Company or such Subsidiary based on all relevant facts and circumstances; (ii) such transaction or series of transactions is fair to the Company or such Subsidiary and on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arms' length basis from a Person that is not an Affiliate; and (iii) (a) with respect to a transaction or series of related transactions involving aggregate payments in excess of $1,000,000, the Board of Directors and a majority of the Disinterested Directors shall approve such transaction or series of transactions by a Board Resolution evidencing their determination that such transaction or series of transactions comply with clauses (i) and
(ii) above, and (b) with respect to a transaction or series of transactions involving aggregate payments equal to or greater than $10,000,000, the Company receives a written opinion from a nationally recognized investment bank or, with respect to a transaction requiring the valuation of real property, a nationally recognized real estate appraisal firm, that such transaction or series of transactions is fair to the Company from a financial point of view.

                 The foregoing limitation shall not apply to: (i) an Investment to be made by the Company pursuant to a commitment authorized by the Board of Directors of the Company prior to the issue date of the Securities in Ecological Engineering Associates, L.P. in an amount not to exceed $2,100,000 (including such Investments made prior to the issue date of the Securities);
(ii) any payment of money or issuance of securities by the Company or any Subsidiary of the Company pursuant to employment agreements or arrangements and employee benefit plans, including reimbursement or advancement of out-of-pocket expenses and directors' and officers' liability insurance; (iii) reasonable and customary payments and other benefits (including indemnification) PROVIDED to directors for service on the Board of Directors of the Company or any of its Subsidiaries and reimbursement of expenses related thereto; or (iv) transactions between the Company and any Subsidiary of the Company, or between one Subsidiary of the Company and another Subsidiary of the Company, PROVIDED that not more than 5% of such Subsidiary is owned by any Affiliate of the Company or any of its Subsidiaries (other than the Company or a Wholly-Owned Subsidiary of the Company).

                 SECTION 4.15. LIMITATION ON GUARANTIES BY SUBSIDIARIES. The Company shall not permit any Subsidiary of the Company, directly or indirectly, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any Subsidiary Guarantor (other than the

Securities), unless such Subsidiary is a Subsidiary Guarantor or simultaneously executes and delivers (i) to the Company and the Trustee a supplemental indenture to this Indenture providing for a Subsidiary Guaranty of the Securities by such Subsidiary and any other Subsidiary Guarantors by adding an
Article 12 to this Indenture, in the form of Exhibit B hereto, which Subsidiary Guaranty shall be subordinated to Guarantor Senior Indebtedness of such Subsidiary Guarantor to the extent set forth in such Exhibit B; and (ii) to the Trustee a Subsidiary Guaranty substantially in the form of Exhibit C hereto.

                 No Lien on the properties or assets of any Subsidiary of the Company permitted by Section 4.10 hereof shall constitute a guaranty of the payment of any Indebtedness of the Company for purposes of this Section 4.15.

                 SECTION 4.16. PAYMENT OF TAXES AND OTHER CLAIMS. The Company shall pay or discharge or cause to be paid or discharged, before any penalty accrues thereon, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries upon the income, profits or property of the Company or any of its Subsidiaries and (ii) all material lawful claims for labor, materials and supplies which, if unpaid, would by law become a Lien upon the property of the Company or any of its Subsidiaries; provided that none of the Company or any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claims the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

                 SECTION 4.17. CORPORATE EXISTENCE. Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of any of its Subsidiaries in accordance with the respective organizational documents of such Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any such Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

                 SECTION 4.18. MAINTENANCE OF PROPERTIES AND INSURANCE. The Company shall cause all material properties owned by or leased to it or any of its Subsidiaries and used or useful in the conduct of its business or the business of such Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.18 shall prevent the Company or any of its Subsidiaries from discontinuing the maintenance of any such properties, if such discontinuance is desirable in the conduct of its business or the business of such Subsidiary.

                 The Company shall provide or cause to be provided, for itself and any of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, public liability insurance, with reputable insurers in such amounts with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry.

                 SECTION 4.19. STAY, EXTENSION AND USURY LAWS. The Company covenants (to the extent it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

                 SECTION 4.20. INVESTMENT COMPANY ACT. The Company shall not become an investment company subject to registration under the Investment Company Act of 1940, as amended.

                 SECTION 4.21. PAYMENTS FOR CONSENTS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration whether by way of interest, fee or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                 SECTION 4.22. COVENANT TO COMPLY WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES. In connection with any offer to purchase or purchase of Securities under Section 4.12 or 4.13 hereof, the Company shall (i) comply with Rule 14e-1 under the Exchange Act, and (ii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 4.12 and 4.13 hereof to be exercised in the time and in the manner specified in Sections 4.12 and 4.13 hereof.


                                   ARTICLE 5
                             SUCCESSOR CORPORATION
                             ---------------------

                 SECTION 5.01.  WHEN THE COMPANY MAY MERGE OR TRANSFER ASSETS,
ETC.

                 (a) The Company shall not consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions in the aggregate would result in a transfer of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, unless:

                          (1)  the Company shall be the continuing Person, or
the Person, if other than the Company, formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company or of the Company and its Subsidiaries on a consolidated basis, substantially as an entirety, are transferred shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form and substance satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, and this Indenture remains in full force and effect;

                          (2)  immediately before and immediately after giving
effect to such transaction, no Event of Default and no Default shall have occurred and be continuing;

                          (3)  the Person which is formed by or survives such
consolidation or merger or to which such assets are transferred (the "surviving entity"), after giving pro forma effect to such transaction, could incur $1.00 of additional Indebtedness under the first paragraph of Section 4.08 hereof;

                          (4)  immediately after giving effect to such
transaction on a pro forma basis the Consolidated Net Worth of the surviving entity shall be equal to or greater than the

Consolidated Net Worth of the Company immediately before such transaction; and

                          (5)     each Subsidiary Guarantor, if any, unless it
is the other party to the applicable transaction described above or its Subsidiary Guaranty, after giving effect to such transaction, is to be released in accordance with the terms hereof and of such Subsidiary Guaranty, shall have confirmed by supplemental indenture that its Subsidiary Guaranty shall apply to the obligations of the Company or the surviving entity under this Indenture.

                 In connection with any such consolidation, merger or transfer, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this
Section 5.01(a) and that all conditions precedent provided for in this Indenture relating to such transactions have been complied with.

                 (b) A Subsidiary Guarantor shall not, and the Company shall not permit a Subsidiary Guarantor to, consolidate with, or merge with or into, any Person unless its Subsidiary Guaranty, after giving effect to such merger or consolidation, is to be released in accordance with the terms hereof and of such Subsidiary Guaranty or:

                          (1)     such Subsidiary Guarantor or the Company
shall be the continuing person or the resulting or surviving person in such transaction ("the surviving entity") or the surviving entity shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Subsidiary Guarantor under this Indenture, as modified by such supplemental indenture, and its Subsidiary Guaranty; and

                          (2)     immediately before and immediately after
giving effect to such merger or consolidation, no Event of Default and no Default shall have occurred and be continuing.

                          In connection with any such consolidation or merger,
the Company shall deliver, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Section 5.01(b) and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

                 SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into which the Company or any Subsidiary Guarantor, as the case may be, is merged or the successor Person to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor, as the case may be, under this Indenture and, in the case of such Subsidiary Guarantor, under such Subsidiary Guaranty, with the same effect as if such successor Person had been named as the Company in this Indenture or as such Subsidiary Guarantor in this Indenture and such Subsidiary Guaranty, as the case may be, and when a successor Person assumes all the obligations of its predecessor under this Indenture, the Securities or a Subsidiary Guaranty, the predecessor shall be released from those obligations; PROVIDED, HOWEVER, that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal of, premium, if any, and interest on the Securities.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES
                             ---------------------

                 SECTION 6.01. EVENTS OF DEFAULT. An "Event of Default" occurs if one of the following shall have occurred and be continuing:

                 (1) the Company defaults in the payment, when due and payable, of (i) interest on any Security and the default continues for a period of 30 days, or (ii) the principal of or premium, if any, on any Securities when the same becomes due and payable at maturity, by acceleration, on the Redemption Date, on the Change of Control Payment Date, on any payment date respecting an Excess Proceeds Offer or otherwise;

                 (2) the Company fails to comply with any of its covenants or agreements under Section 4.06, Section 4.12 or Article 5 hereof;

                 (3) the Company fails to comply with any of its covenants or agreements in the Securities or this Indenture (other than those referred to in clause (1) or (2) above), or any Subsidiary Guarantor fails to comply with any of its covenants or agreements in this Indenture or its Subsidiary Guaranty, and such failure continues for the period and after receipt by the Company of the notice specified below;

                 (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries, excluding, however, the guaranty of the Company referred to in clause (x) of the second paragraph of Section 4.08 hereof) whether such indebtedness or guaranty is now existing or hereafter created, if such default shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable or if as a result of such default the maturity of such indebtedness has been accelerated prior to its stated maturity and, in either case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness for money borrowed which has not been paid when due and payable or the maturity of which has been accelerated as a result of such default, aggregates $10,000,000 or more;

                 (5) the Company or any of its Material Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                          (A)     commences a voluntary case or proceeding;

                          (B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property;

                          (D) makes a general assignment for the benefit of its creditors; or

                          (E) admits in writing its inability to pay its debts generally as they become due;

                 (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (A) is for relief against the Company or any of its Material Subsidiaries in an involuntary case or proceeding;

                          (B) appoints a Custodian of the Company or any of its Material Subsidiaries for all or substantially all of its properties;

                          (C) order the liquidation of the Company or any of its Material Subsidiaries;

                          (D) and in each case the order or decree remains unstayed and in effect for 60 days;

                 (7) final judgments for the payment of money which in the aggregate exceed $10,000,000 shall be rendered against the Company or any of its Subsidiaries by a court and shall remain unstayed or undischarged for a period of 60 days; or

                 (8) any Subsidiary Guaranty ceases to be in full force and effect or is declared null and void, or any Subsidiary Guarantor denies that it has any further liability under any Subsidiary Guaranty or gives notice to such effect (in each case other than by reason of the termination of this Indenture or the release of such Subsidiary Guaranty in accordance with the terms of this Indenture and such Subsidiary Guaranty) and such condition shall have continued for the period and after receipt by the Company of the notice specified below.

                 "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

                 A Default under clause (3) or (8) above is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default within 30 days after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                 In the case of any Event of Default (other than as a result of a failure to comply with Section 4.12 hereof) pursuant to the provisions of this Section 6.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which the Company would have to pay if the Company then had elected to redeem the Securities pursuant to paragraph 6 of the Securities, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Securities contained to the contrary notwithstanding.

                 In the case of an Event of Default as a result of a failure to comply with Section 4.12 hereof occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which the Company would have to pay pursuant to Section 4.12 hereof, such premium shall also become and be immediately due and payable at such time as the principal and interest on the Securities become due and payable pursuant to Section 6.02 hereof to the extent permitted by law, anything in this Indenture or in the Securities contained to the contrary notwithstanding.

                 SECTION 6.02. ACCELERATION. If any Event of Default (other than an Event of Default specified in clause (5) or (6) of Section 6.01 hereof) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee (each, an "Acceleration Notice"), and the Trustee shall, upon the request of such Holders, declare the principal of the Securities, premium, if any, and accrued interest on the Securities to be due and payable (i) immediately, if no amount is outstanding and no commitment is in effect under Specified Senior Indebtedness, or (ii) if any amount is outstanding or any commitment is in effect under Specified Senior Indebtedness, upon the earlier of five Business Days after delivery of the Acceleration Notice to the Company and the agent of the holders of Specified Senior Indebtedness by the Trustee or the Holders, as the case may be, or acceleration of the Specified Senior Indebtedness, and thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders by appropriate judicial proceedings. If any Event or Default under clause (5) or (6) of Section 6.01 hereof occurs, all principal, premium, if any, and interest on the Securities then outstanding shall IPSO FACTO become and be immediately due and payable without declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee and to the Company may rescind an acceleration and its consequences (except an acceleration due to a default in payment of the principal or interest on any of the Securities) if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of the acceleration.

                 SECTION 6.03. OTHER REMEDIES. If any Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                 The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                 SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default or Event of Default and its consequences except (i) an Event of Default described in Section 6.01(1) hereof, or (ii) a Default in respect of a provision that under Section 9.02 hereof cannot be amended without the consent of each Securityholder affected. When a Default or Event of Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

                 SECTION 6.05. CONTROL BY MAJORITY. The Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding may direct, by an instrument or concurrent instruments in writing delivered to the Trustee, the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                 SECTION 6.06.  LIMITATION ON SUITS.  Except as provided in
Section 6.07 hereof, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                 (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                 (2) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

                 (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;

                 (4) the Trustee does not comply with the request within 30 days after receipt of the notice, the request and the offer of security or indemnity; and

                 (5) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 30-day period.

                 A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

                 SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, premium, if any, or interest, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities, any Redemption Date, any Change in Control Payment Date or any payment date respecting an Excess Proceeds Offer, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of each such Holder.

                 SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default described in Section 6.01(1) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section
7.07 hereof.

                 SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company or to any other obligor on the Securities or the property of such obligor, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise:

                 (1) to file and prove a claim for the whole amount of the principal amount, premium, if any, and interest on the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

                 (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

                 Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                 SECTION 6.10. PRIORITIES. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                 FIRST:   to the Trustee for amounts due under Section 7.07
hereof;

                 SECOND:          to Securityholders for amounts due and unpaid
on the Securities for the principal amount, Redemption Price or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

                 THIRD:           the balance, if any, to the Company or to the
Person or Persons otherwise entitled thereto.

                 The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

                 SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding.

                 SECTION 6.12 RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture, any Security or any Subsidiary Guaranty and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, each Subsidiary Guarantor, if any, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                   ARTICLE 7
                                    TRUSTEE
                                    -------

                 SECTION 7.01.   DUTIES OF TRUSTEE.

                 (1) If an Event of Default has occurred and is continuing (and is not cured), the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                 (2)      Except during the continuance of an Event of Default:

                          (A) the Trustee need perform only those duties that are specifically set forth in this Indenture and not others and no implied covenants or obligations shall be read into this Indenture against the Trustee and the duties of the Trustee shall be determined solely by the express provisions of this Indenture; and

                          (B) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificate or opinion which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 The Trustee shall not be liable for any interest on any money received by it.

                 (3) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                          (A) this paragraph (3) does not limit the effect of paragraph (2) of this Section 7.01;

                          (B) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                          (C) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.04 or
                                  6.05 hereof.

                 (4) Whether or not expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), (3), (5) and (7) of this Section 7.01 and Section 7.02.

                 (5) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives reasonable security or indemnity satisfactory to it against any loss, liability or expense.

                 (6) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money held by it hereunder.

                 (7) The Trustee shall not be deemed to have knowledge of the existence of any fact or matter unless such fact or matter is known to one of its Trust Officers.

                 SECTION 7.02.   RIGHTS OF TRUSTEE.

                 (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters stated in any such document as it sees fit.

                 (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate and Opinion of Counsel.

                 (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                 (5) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                 (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security and indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                 SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Section 7.10 and 7.11 hereof.

                 SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act of 1933, as amended (the "Securities Act") (other than statements contained in the Form T-1 filed with the SEC under the TIA) or in this Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

                 SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder as their names and addresses appear on the Security Register notice of the Default within 90 days after it becomes known to the Trustee unless such Default shall have been cured or waived. Except in the case of a

Default described in Section 6.01(1) hereof, the Trustee may withhold such notice if and so long as a committee of Trust Officers in good faith determines that the withholding of such notice is in the interests of Securityholders.

                 SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. Within 60 days after each _________ beginning with _____________ 199_, the Trustee shall mail to each Securityholder a brief report dated as of such __________ in accordance with and to the extent required under Section 313 of the TIA.

                 A copy of each report at the time of its mailing to Securityholders shall be filed with the Company, the SEC and each stock exchange on which the Securities are listed. The Company agrees to promptly notify the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                 SECTION 7.07. COMPENSATION AND INDEMNITY. The Company agrees:

                 (1) To pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (2) To reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, disbursements and advances of its agents and counsel and other persons not regularly in its employ), including all reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with any membership on any creditor's committee, except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                 (3) To indemnify the Trustee, its officers, directors and shareholders, for, and to hold it harmless against, any and all loss, liability or expense, incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                 The Trustee shall have a claim and lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 7.07, except with respect to funds held in trust for the payment of principal of, premium, if any, or interest on particular Securities.

                 The Company's payment obligations pursuant to this Section
7.07 and shall survive the discharge of this Indenture. When the Trustee renders services or incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6) hereof, the compensation for services and expenses are intended to constitute expenses of administration under any Bankruptcy Law.

                 SECTION 7.08. REPLACEMENT OF TRUSTEE. The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation; PROVIDED, HOWEVER, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee subject to the consent of the Company. The Trustee shall resign if:

                 (1)      the Trustee fails to comply with Section 7.10 hereof;

                 (2)      the Trustee is adjudged bankrupt or insolvent;

                 (3) a receiver or public officer takes charge of the Trustee or its property; or

                 (4)      the Trustee otherwise becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by a Board Resolution, a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. Subject to payment of all amounts owing to the Trustee under Section 7.07 hereof and subject further to its lien under Section 7.07, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

                 If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 7.10 hereof, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including this Trusteeship) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                 SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and (5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b). In determining whether the Trustee has conflicting interests as defined in TIA Section 310(b)(1), the provisions contained in the proviso to TIA Section 310(b)(1) shall be deemed incorporated herein.

                 SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY. If and when the Trustee shall be or become a creditor of the Company (or any other obligor under the Securities), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).


                                   ARTICLE 8
                            DISCHARGE OF INDENTURE
                            ----------------------

                 SECTION 8.01. DISCHARGE OF LIABILITY ON SECURITIES. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof or Securities which are purchased pursuant to Section 4.12 or 4.13 hereof or Securities for whose payment money has theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.02 hereof) for cancellation or (ii) the Company irrevocably deposits with the Trustee money and/or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations"), maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay principal of, premium, if any, and interest on, the outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) to maturity or redemption, as the case may be, in accordance with the terms of this Indenture and the Securities issued hereunder, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 2.06 and 7.07 hereof, and each Subsidiary Guaranty, if any, shall except as to the obligations of the Subsidiary Guarantor thereunder in respect of such Sections, cease to be of further effect. The Trustee shall join in the execution of any documents prepared by the Company acknowledging satisfaction and discharge of this Indenture and each such Subsidiary Guaranty on written demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company. In the case of any such deposit pursuant to clause (ii) above, the obligation to pay the principal of and any interest on such Securities and the obligations under Section 7.07 hereof shall continue until the Securities are paid in full (provided that the provisions of Section
7.07 hereof shall survive the payment of the Securities and discharge of the Indenture). The Company will be entitled to make such a deposit if the Company has delivered to the Trustee (i)(A) a ruling directed to the Trustee from the Internal Revenue Service to the effect that the holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of this Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred, or
(B) an opinion of counsel, reasonably satisfactory to the Trustee, to the same effect as clause (i)(A) above, (ii) an Opinion of Counsel (who may be an employee of or counsel for the Company), and an Officers' Certificate in accordance with this Indenture and (iii) a report from a nationally recognized firm of independent public accountants stating that the amount of such deposit is sufficient to pay and discharge the amounts described in clause (ii) above with respect to the Securities.

                 If the Trustee or Paying Agent is unable to apply any money in accordance with this Section 8.01 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and each Subsidiary Guarantor under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Section 8.01; PROVIDED, HOWEVER, that if the Company or any Subsidiary Guarantor, as the case may be, makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Company or any Subsidiary Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                 SECTION 8.02. REPAYMENT TO THE COMPANY OR SUBSIDIARY GUARANTORS. Subject to Section 7.07 hereof, the Trustee and the Paying Agent shall promptly pay to the Company, or if deposited with the Trustee by any Subsidiary Guarantor, to such Subsidiary Guarantor, upon written request any excess money or U.S. Government Obligations held by them at any time. The Trustee and the Paying Agent shall return to the Company or any Subsidiary Guarantor, as the case may be, upon written request any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make such return, may, in the name and at the expense of the Company, cause to be published once in THE WALL STREET JOURNAL or another daily newspaper of national circulation or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company or any Subsidiary Guarantor, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.


                                   ARTICLE 9
                                  AMENDMENTS
                                  ----------

                 SECTION 9.01. WITHOUT CONSENT OF HOLDERS. From time to time, when authorized by Board Resolutions of each of them, the Company and the Trustee, without notice to or the consent of the Holders of the Securities issued hereunder, may amend or supplement this Indenture or the Securities as follows:

                 (1)      to cure any ambiguity, defect or inconsistency;

                 (2)      to comply with Article 5 hereof;

                 (3) to provide for uncertificated Securities in addition to or in place of certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended;

                 (4) to make any other change that does not adversely affect the rights of any Securityholder;

                 (5) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA; or

                 (6) to add any Subsidiary of the Company as a Subsidiary Guarantor pursuant to the terms of Article 12 hereof.

                 SECTION 9.02. WITH CONSENT OF HOLDERS. With the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities or may waive future compliance by the Company or any Subsidiary Guarantor with any provisions of this Indenture, the Securities or such Subsidiary Guarantor's Subsidiary Guaranty. However, without the consent of each Securityholder affected, a waiver or an amendment to this Indenture or the Securities may not:

                 (1) reduce the percentage of principal amount of the Securities whose Holders must consent to an amendment or waiver; or

                 (2) make any change to the Stated Maturity of the principal of, premium, if any, or any interest on the Securities or any Redemption Price thereof, or impair the right to institute suit for the enforcement of any such payment or make any Security payable in money or securities other than that stated in the Security; or

                 (3) make any change in Article 10 hereof or, if applicable, Article 12 hereof that adversely affects the rights of any Holder of Securities or any change to any other section hereof that adversely affects the rights of any Holder of Securities under Article 10 hereof or, if applicable, Article 12 hereof; or

                 (4) waive a default in the payment of the principal of, premium, if any, or interest on, any Security; or

                 (5) make any change in the provisions of Sections 4.12, 4.13, 6.04 or 6.07 hereof;

                 (6) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guaranty or this Indenture other than in compliance with Section 12.08 hereof; or

                 (7)      make any change to Sections 9.01 or 9.02 hereof.

                 It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                 In the event that certain Holders are willing to defer or waive certain obligations of the Company hereunder with respect to Securities held by them, such deferral or waiver shall not be deemed to affect any other Holder who receives the subject payment or performance in a timely manner.

                 After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

                 SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article 9 shall comply with the TIA.

                 SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS, WAIVERS AND ACTIONS. Until an amendment, waiver or other action by Holders becomes effective, a consent to it or any other action by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the consent of the requisite aggregate principal amount of the Securities then outstanding has been obtained and not revoked. After an amendment, waiver or action becomes effective, it shall bind every Securityholder, except as provided in Section 9.02 hereof.

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then, notwithstanding the first two sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                 SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. Securities authenticated and made available for delivery after the execution of any supplemental indenture pursuant to this Article 9 may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the

Company and authenticated and made available for delivery by the Trustee in exchange for outstanding Securities.

                 SECTION 9.06. TRUSTEE TO SIGN SUPPLEMENTAL INDENTURES. The Trustee shall sign any supplemental indenture authorized pursuant to this
Article 9 if the supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture.

                 SECTION 9.07. EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and made available for delivery hereunder shall be bound thereby.


                                   ARTICLE 10
                                 SUBORDINATION
                                 -------------

                 SECTION 10.01. AGREEMENT TO SUBORDINATE. The Company agrees, and each Securityholder by accepting a Security agrees, that the indebtedness evidenced by the Securities (including principal, premium, if any, and interest) is subordinated in right of payment, to the extent and in the manner provided in this Article 10 to the prior payment in full of all Senior Indebtedness, and that the subordination is for the benefit of the holders of the Senior Indebtedness.

                 SECTION 10.02.  CERTAIN DEFINITIONS.

                 "Senior Indebtedness" means the principal of, premium, if any, and interest on any Indebtedness of the Company, whether outstanding on the issue date of the Securities or hereafter created, incurred, assumed or guaranteed (unless, in the case of any particular Indebtedness, the instrument under which such Indebtedness is created, incurred, assumed or guaranteed expressly provides that such Indebtedness shall not be senior or superior in right of payment to the Securities), including, without limiting the generality of the foregoing, the principal of, premium, if any, and interest (including interest accruing after the commencement of any proceeding under Bankruptcy Law, whether or not such interest is an allowable claim) on, and all other obligations in respect of, Specified Senior Indebtedness but excluding: (i) any Indebtedness represented by the Company's 7-1/2% Convertible Debentures due 2006; (ii) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates; (iii) any Indebtedness hereafter incurred by the Company that is contractually subordinated in right of payment to any Senior Indebtedness; (iv) amounts owed for goods, materials or services purchased in the ordinary course of business or for compensation to employees; (v) any Indebtedness in respect of any Capital Lease Obligation created, incurred, assumed or guaranteed prior to or, unless designated in the instrument evidencing such Capital Lease Obligation as "Senior Indebtedness", after the issue date of the Securities; (vi) Indebtedness represented by Redeemable Stock; (vii) Indebtedness which when incurred is without recourse to the Company; (viii) Indebtedness of the Company under the guaranty referred to in clause (x) of the second paragraph of Section
4.08 hereof and any Indebtedness incurred by the Company in any refinancing, replacement or settlement thereof and (ix) Indebtedness of the Company and NorFleet, Inc. under their guaranties of the obligations under the Indebtedness secured by the building and real property where the Company's headquarters are located and other nearby real property.

                 "Specified Senior Indebtedness" means (i) any Indebtedness outstanding under the Company Credit Facility and all fees, expenses, indemnities and other monetary obligations in respect thereof and (ii) any other Senior Indebtedness and all fees, expenses, indemnities and other monetary obligations in respect thereof, under a single credit facility or agreement between the Company and one or more banks or other lenders or under separate credit facilities or agreements between the Company and one or more banks or other lenders, entered into substantially at the same time and having substantially the same terms, which, at the time of creation thereof or determination, had or has an aggregate principal amount outstanding, together with any unutilized commitments to lend, of at least $15,000,000 and is specifically designated in the instrument or instruments evidencing such Senior Indebtedness as "Specified Senior Indebtedness."

                 SECTION 10.03. LIQUIDATION; DISSOLUTION; BANKRUPTCY. Upon any (i) bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, (ii) assignment for the benefit of creditors or any marshalling of the assets and liabilities of the Company or (iii) distribution to creditors of the Company in a liquidation or dissolution of the Company:

                          (1) holders of Senior Indebtedness shall be entitled to receive payment in full in cash or, at the option of the holders of such Senior Indebtedness, cash equivalents of such Senior Indebtedness (including, in the case of Specified Senior Indebtedness, interest accruing after the commencement of any such proceeding at the rate specified in the instrument evidencing the applicable Specified Senior Indebtedness, whether or not a claim therefor is allowed, to the date of payment of such Specified Senior Indebtedness) before Securityholders shall be entitled to receive any payment of principal of, premium, if any, or interest on the Securities; and

                          (2) until the Senior Indebtedness (as provided in subsection (1) above) is paid in full in cash or, at the option of the holders of the Senior Indebtedness, cash equivalents, any distribution to which Securityholders would be entitled but for this Article 10 shall be made to holders of Senior Indebtedness, as their interests may appear, except that Securityholders may receive securities that (i) are subordinated to Senior Indebtedness and to any securities issued in exchange for Senior Indebtedness to at least the same extent as the Securities are subordinated to Senior Indebtedness and (ii) have no maturity or mandatory prepayment prior to the final maturity of any securities issued in exchange for Senior Indebtedness.

                 For purposes of this Article 10, a distribution may consist of cash, securities or other property, by set-off or otherwise.

                 The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding up, liquidation or reorganization, for the purposes of this Section 10.03 if the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer comply with the conditions set forth in Article 5 hereof.

                 SECTION 10.04.  DEFAULT ON SENIOR INDEBTEDNESS.

                 The Company may not pay principal of, premium, if any, or interest on the Securities and may not make any deposit pursuant to the provisions of Article 8 hereof or acquire any Securities for cash or property if:

                          (1) a default in the payment of the principal of, premium, if any, interest, fees or expenses on any Senior Indebtedness occurs and is continuing (a "Payment Default") and the Trustee or the Paying Agent
         receives a notice of the default from a Person who may give it pursuant to Section 10.12 hereof; or

                          (2) a default, other than a Payment Default, on any Specified Senior Indebtedness occurs and is continuing that then permits the holders (or the agent) of such Specified Senior Indebtedness to accelerate its maturity immediately and without any further notice (other than notice of such permitted acceleration) or grace periods (a "Non-Payment Default"), and such default is either the subject of judicial proceedings or the Trustee or the Paying Agent receives a notice of the default from a Person who may give it pursuant to Section 10.12 hereof.

                 The Trustee or the Paying Agent shall resume payments (including any missed payments) on the Securities and may make any deposit pursuant to the provisions of Article 8 hereof or acquire them (i) in the case of a Payment Default, when the default is cured or waived or the Senior Indebtedness to which such default relates is discharged, or when the right under this Indenture to prevent any such payment is waived by written notice to the Trustee by or on behalf of the holders of such Senior Indebtedness, or (ii) in the case of a Non-Payment Default, at the end of the period (the "Payment Blockage Period") ending on the earlier of (a) when the default is cured or waived, the Specified Senior Indebtedness to which such default relates is discharged or such Payment Blockage Period is terminated by written notice to the Trustee by or on behalf of the holders of such Specified Senior Indebtedness, or (b) the 179th day after the receipt by the Trustee or the Paying Agent of the notice commencing such Payment Blockage Period.

                 Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days, and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no Payment Blockage Period is in effect. In addition, no default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Specified Senior Indebtedness and which was known to the holders (or the agent) of such Specified Senior Indebtedness on such date of commencement, shall be made the basis for the commencement of a second Payment Blockage Period by the holders (or the agent) of such Specified Senior Indebtedness whether or not within a period of 360 consecutive days unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

                 SECTION 10.05. NO SUSPENSION OF REMEDIES. Nothing contained in this Article 10 shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities or to pursue any other rights or remedies thereunder or under applicable law; PROVIDED, HOWEVER, that all Senior Indebtedness of the Company then or thereafter due and payable, shall first be paid in full in cash or, at the option of the holders of the Senior Indebtedness, cash equivalents before the Holders shall be entitled to receive any payment of principal of, premium, if any, or interest on the Securities. Notwithstanding the foregoing, any acceleration of the maturity of the Securities or other remedies pursued hereunder or under applicable law due to the default by the Company to make a payment required by Section 6.01(1) hereof resulting from the operation of
Section 10.04 hereof shall be automatically rescinded or discontinued to the extent permitted by applicable law and all Events of Default which permitted the acceleration of the Securities or the pursuit of other remedies hereunder or under applicable law shall be deemed to be automatically and permanently cured to the extent permitted by applicable law if (i) the payment or payments the omission of which gave rise to the Event of Default is or are made within 179 days after the date on which the Trustee or the Paying Agent received notice of the default or defaults on the Senior Indebtedness and (ii) at the time of such automatic rescission no other Event of Default or Default shall have occurred and be continuing. Such automatic rescission shall be effective as of the date the conditions specified in clauses (i) and (ii) above are satisfied.

                 SECTION 10.06. WHEN DISTRIBUTION MUST BE PAID OVER. In the event that the Company shall make any payment to the Trustee on account of the principal of, premium, if any, or interest on the Securities at a time when such payment is prohibited by Section 10.03, 10.04 or 10.05 hereof, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative, as their respective interests may appear, for application to the payment of all Senior Indebtedness in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                 If a distribution is made to Securityholders that because of this Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness (pro rata as to each of such holder on the basis of the respective amounts of Senior Indebtedness held by them) or their representative, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                 With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness.

                 SECTION 10.07. NOTICE BY THE COMPANY. The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of principal of or interest on the Securities to violate this Article 10, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness provided in this Article 10. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

                 SECTION 10.08. SUBROGATION. After all Senior Indebtedness is paid in full in cash or, at the option of the holders of Senior Indebtedness, cash equivalents and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to Securityholders have been applied to the payment of Senior Indebtedness.

                 If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 10 shall have been applied pursuant to the provisions of this Article 10 to the payment of all amounts payable in respect of the Senior Indebtedness of the Company, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payment or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable in respect of the Senior Indebtedness of the Company in full in cash or, at the option of the holders of Senior Indebtedness, cash equivalents.

                 SECTION 10.09. RELATIVE RIGHTS. This Article 10 defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

                 (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

                 (2) affect the relative rights of Securityholders and creditors of the Company other than holders of Senior Indebtedness; or

                 (3) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness under this
         Article 10.

                 If the Company fails because of this Article 10 to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

                 The provisions of this Article 10 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

                 SECTION 10.10. NO WAIVER OF SUBORDINATION PROVISIONS. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

                 The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities and without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following:
(i) except as otherwise provided in Section 4.08 hereof, change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or an instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection or payment of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company or any other person.

                 SECTION 10.11. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their representative.

                 Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Securityholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Securityholders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

                 SECTION 10.12. RIGHTS OF TRUSTEE AND PAYING AGENT. The Trustee or Paying Agent shall not at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee or Paying Agent shall have received written notice thereof from the holders (or the agent) of Senior Indebtedness; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist.
Unless at least two Business Days prior to the date on which by the terms of this Indenture any monies are to be deposited by the Company with the Trustee or any Paying Agent (whether or not in trust) for any purpose (including, without limitation, the payment of either the principal of or the interest on any Security), the Trustee or Paying Agent shall have received with respect to such monies the notice provided for in the preceding sentence, the Trustee or Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company is acting as Paying Agent.

                 The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.

                 SECTION 10.13. AUTHORIZATION TO EFFECT SUBORDINATION. Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee as attorney-in-fact for any and all purposes.

                 SECTION 10.14.     MISCELLANEOUS.

                 (a) All rights and interests under this Article 10 of the holders of Senior Indebtedness, and all agreements and obligations of the Holders, the Trustee and the Company under this Article 10, shall remain in full force and effect irrespective of:

                     (i) any exchange, release or non-perfection of any Lien securing Senior Indebtedness, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Indebtedness; or

                    (ii) any other circumstance that might otherwise constitute a defense available to, or a discharge of the Company in respect of Senior Indebtedness or the Trustee in respect of this Indenture.

                 (b) The provisions of this Article 10 constitute a continuing agreement and shall (i) remain in full force and effect until the Senior Indebtedness shall have been paid in full, (ii) be binding upon the holders and the Trustee, the Company and their successors and assigns, and
(iii) inure to the benefit of and enforceable by each other holder of Senior Indebtedness and their successors, transferees and assigns.


                                  ARTICLE 11
                                 MISCELLANEOUS
                                 -------------

                 SECTION 11.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of subsection (c) of Section 318 of the TIA, the imposed duties shall control. The provisions of Sections 310 to 317, inclusive, of the TIA that impose duties on any Person (including provisions automatically deemed included in an indenture unless the indenture provides that such provisions are excluded) are a part of and govern this Indenture, except as, and to the extent, expressly excluded from this Indenture, as permitted by the TIA.

                 SECTION 11.02. NOTICES. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail, postage prepaid, addressed as follows:

                 if to the Company:

                 Nortek, Inc.
                 50 Kennedy Plaza
                 Providence, RI 02903-2360

                 Attention: Mr. Richard L. Bready

                 if to any Subsidiary Guarantor:

                 [Name of Guarantor]
                 c/o Nortek Inc.
                 50 Kennedy Plaza
                 Providence, RI 02903-2360

                 Attention: _________________
                 if to the Trustee:

                 State Street Bank and Trust Company
                 225 Franklin Street
                 Boston, MA 12110

                 Attention: Corporate Trust Administration

                 The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication given to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                 Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

                 If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent or co-registrar.

                 SECTION 11.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent and anyone else shall have the protection of TIA Section 312(c).

                 SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                 (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                 SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each Officers' Certificate and Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                 (1) a statement that each Person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                 (3) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement that, in the opinion of such Person, such covenant or condition has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                 SECTION 11.06. SEPARABILITY CLAUSE. In case any provision in this Indenture, the Securities or any Subsidiary Guaranty shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 SECTION 11.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and Paying Agent may make reasonable rules for their functions.

                 SECTION 11.08. LEGAL HOLIDAYS. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no principal, premium, if any, or interest installment shall accrue for the intervening period.

                 SECTION 11.09. GOVERNING LAW. THIS INDENTURE, THE SECURITIES AND EACH SUBSIDIARY GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                 SECTION 11.10. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the

Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any obligations of such Subsidiary Guarantor under its Subsidiary Guaranty or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                 SECTION 11.11. SUCCESSORS. All agreements of the Company and any Subsidiary Guarantor in this Indenture, the Securities and any Subsidiary Guaranties shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

                 SECTION 11.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                                   SIGNATURES



                 IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.


NORTEK, INC.

By: __________________________________

         Name: ___________________________

         Title: __________________________


STATE STREET BANK AND TRUST COMPANY

By: __________________________________

         Name: ___________________________

         Title: __________________________

                                   EXHIBIT A

                           [FORM OF FACE OF SECURITY]

                                  NORTEK, INC.

            ___% SENIOR SUBORDINATED NOTE DUE ________________, 2004

                                                                   CUSIP NO.____
                                     $_____

                 Nortek, Inc., a Delaware corporation ("the Company", which term includes any successor corporation under the Indenture hereinafter referred to), promises to pay to ______ or registered assigns, the principal amount of ______ Dollars on _________, 2004.

                 Interest Payment Dates: ___________ and ____________,
commencing ______________, 1994.

                 Record Dates:  ____________ and _____________.

                 Reference is hereby made to the further provisions of this Security set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

                 IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                        NORTEK, INC.


                                        By:________________________
                                           Name:
                                           Title:


[SEAL]

Dated:___________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities referred
to in the within-mentioned Indenture.

[                   ]


        By:___________________________
           Authorized Officer

                      [FORMS OF REVERSE SIDE OF SECURITY]

             ___% Senior Subordinated Note due ___________ __, 2004

                 1.       INTEREST

                 Nortek, Inc., a Delaware corporation ("the Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Interest will be payable semi-annually on each interest payment date, commencing ________________, 1994. Interest on the Securities will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from _____________ __, 1994; provided that, if there is no existing Event of Default in the payment of interest and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                 The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at 2% above the rate per annum borne by the Securities.

                 2.       METHOD OF PAYMENT

                 The Company will pay interest on the securities (except defaulted interest) to the persons who are registered Holders at the close of business on _____________ and _____________ immediately preceding the interest payment date even if the Security is cancelled on registration of transfer or registration of exchange (other than with respect to the purchase of Securities pursuant to an offer to purchase securities made in connection with Section
4.12 or 4.13 of the Indenture after such record date). Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by its check payable in such money. It may mail an interest payment to a Securityholder's address as it appears on the Register.

                 3.       PAYING AGENT AND REGISTRAR

                 Initially, the Trustee will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice, other than notice to the Trustee. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or coregistrar.

                 4.       INDENTURE

                 The Company issued the Securities under an Indenture, dated as of ___________ __, 1994 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended and as in effect on the date of the Indenture (the "TIA") and as provided in the Indenture. Capitalized terms used herein and not defined herein have the meaning ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

                 The Securities are unsecured senior subordinated obligations of the Company limited to $[218,500,000] aggregate principal amount.

                 5.       GUARANTIES

                 This Security may be entitled after the date hereof to certain senior subordinated Subsidiary Guaranties made for the benefit of the Securityholders. Reference is hereby made to Section 4.15 of the Indenture and to Exhibits B and C to the Indenture for the terms of any such Subsidiary Guaranty.

                 6.       OPTIONAL REDEMPTION

                 The Securities are redeemable as a whole, or from time to time in part, at any time on and after ______________ __, 1999 at the option of the Company at the following redemption prices (expressed as a percentage of principal) together with accrued and unpaid interest to the Redemption Date if redeemed in the twelve-month period commencing:

         ______________,                   Redemption Price
                                           ----------------
         1999                                ___________%
         2000                                ___________%
         2001                                ___________%
         2002 and thereafter                 100.000%
                                             -----------

                 7.       NOTICE OF REDEMPTION

                 Notice of redemption will be mailed at least 15 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

                 8. REQUIREMENT THAT THE COMPANY OFFER TO PURCHASE SECURITIES UNDER CERTAIN CIRCUMSTANCES

                 Subject to the terms and conditions of the Indenture, the Company shall become immediately obligated to offer to purchase the Securities pursuant to Section 4.12 of the Indenture after the occurrence of a Change in Control of the Company at a price equal to 101% of aggregate principal amount plus accrued and unpaid interest, if any, to the date of purchase. In addition, to the extent that there are Net Cash Proceeds from Asset Sales which are not reinvested, the Company will be obliged to offer to purchase Securities at 100% of principal amount plus accrued and unpaid interest, if any, in accordance with Section 4.13 of the Indenture.

                 9.       SUBORDINATION

                 The Securities are subordinated to Senior Indebtedness (as defined in the Indenture). To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to such subordination and authorizes the Trustee to give it effect.

                 10.      DENOMINATIONS; TRANSFER; EXCHANGE

                 The Securities are in registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000.
A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before selection of Securities to be redeemed.

                 11.      PERSONS DEEMED OWNERS

                 The registered Holder of this Security may be treated as the owner of this Security for all purposes.

                 12.      AMENDMENT; WAIVER

                 Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the

Holders of a majority in aggregate principal amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to certificated Securities, or to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Securityholder.

                 13.      DEFAULTS AND REMEDIES

                 Under the Indenture, Events of Default include (i) default in payment of the principal amount, premium, if any, or interest, in respect of the Securities when the same becomes due and payable subject, in the case of interest, to the grace period contained in the Indenture; (ii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iii) certain events of acceleration prior to maturity of certain indebtedness; (iv) certain final judgments which remain undischarged; (v) certain events of bankruptcy or insolvency; or (vi) certain failures of Subsidiary Guaranties. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

                 Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) above) if it determines that withholding notice is in their interests.

                 14.      TRUSTEE DEALINGS WITH THE COMPANY

                 Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

                 15.      NO RECOURSE AGAINST OTHERS

                 A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any obligations of a Subsidiary Guarantor under its Subsidiary Guaranty or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                 16.      AUTHENTICATION

                 This Security shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

                 17.      ABBREVIATIONS

                 Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

                 18.      UNCLAIMED MONEY

                 If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company or, if applicable, a Subsidiary Guarantor upon request. After that, Holders entitled to money must look to the Company or such Subsidiary Guarantor for payment.

                 19.      DISCHARGE PRIOR TO MATURITY

                 If the Company or any Subsidiary Guarantor deposits with the Trustee or Paying Agent money or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to maturity, the Company and the Subsidiary Guarantors will be discharged from the Indenture except for certain Sections thereof.

                 20.      SUCCESSOR

                 When a successor Person to the Company or a Subsidiary Guarantor assumes all the obligations of its predecessor under the Securities, a Subsidiary Guaranty and the Indenture such predecessor shall be released from those obligations.

                 21.      GOVERNING LAW

                 THE INDENTURE, THIS SECURITY AND ANY SUBSIDIARY GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                                ASSIGNMENT FORM

                 To assign this Security, fill in the form below:
(I) or (we) assign and transfer this Security to:

________________________________________________________________________
             (insert assignee's social security or tax I.D. number)

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________
             (print or type assignee's name, address and zip code)

and irrevocably appoint _____________________________________
________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:_____________       Signature:____________________________
                                       (Sign exactly as your name
                                      appears on the other side of
                                             this Security)

Signature
Guarantee:______________________________________________________
          (Participant in recognized signature guarantee medallion program)


                      OPTION OF HOLDER TO ELECT PURCHASE

                 If you wish to elect to have all or any portion of this Security purchased by the Company pursuant to Section 4.12 ("Change of Control Offer") or Section 4.13 ("Excess Proceeds Offer") of the Indenture, check the applicable boxes:

      Change of Control Offer:         Excess Proceeds Offer:
          in whole                                                  in whole
          in part                                                   in part
          Amount to be                                              Amount to be
          purchased:  $_____                                        purchased:  $_____


Dated: _________________           Signature:______________________
                                                                     (Sign exactly as your
                                                                     name appears on the
                                                                     other side of this
                                                                     Security)


Signature
Guarantee:___________________________________________________
                 (Participant in recognized signature guarantee medallion program)

Social Security Number or
Taxpayer Identification Number:__________________________________


                                                                       EXHIBIT B


                                   ARTICLE 12
                             GUARANTY OF SECURITIES
                             ----------------------

                 SECTION 12.01. SUBSIDIARY GUARANTY. Subject to the provisions of this Article 12, each Subsidiary Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee that: (i) the principal of, premium, if any, and interest on the Securities will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder (including fees and expenses) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or any such obligations with respect to the Securities, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. This Subsidiary Guaranty is a present and continuing guaranty of payment and performance, and not of collectibility. Accordingly, failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or the Securities, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately.

                 Each Subsidiary Guarantor hereby agrees that its obligations under its Subsidiary Guaranty shall be absolute and unconditional, irrespective of any invalidity, irregularity or unenforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor or any other obligor under the Securities, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Subsidiary Guaranty is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company or any other obligor under the Securities, any right to require a proceeding first against the Company or any such obligor, protest, notice and all demands whatsoever and covenants that its Subsidiary Guaranty will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and its Subsidiary Guaranty. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, each Subsidiary Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (i) subject to this Article 12, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of each Subsidiary Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by this Subsidiary Guaranty, and (ii) in the event of any acceleration of such obligations as provided in Article 6 hereof, such
obligations (whether or not due and payable)    shall forthwith become due and
payable by each Subsidiary Guarantor for the purpose of its Subsidiary
Guaranty. Upon the effectiveness of any acceleration of the obligations guaranteed by this Subsidiary Guaranty, the Trustee shall promptly make a demand for payment of such obligations by each Subsidiary Guarantor under this Subsidiary Guaranty. The obligations of the Subsidiary Guarantors under this Subsidiary Guaranty shall be joint and several.

                 Each Subsidiary Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded, or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                 No stockholder, officer, director, employer or incorporator, past, present or future, of any Subsidiary Guarantor, as such, shall have any personal liability under such Subsidiary Guarantor's Subsidiary Guaranty by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

                 The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under any Subsidiary Guaranty.

                 Each Subsidiary Guaranty may be modified from time to time, without the consent of the Holders, to reflect such fraudulent conveyance savings provisions, net worth or maximum amount limitations as to recourse or similar provisions as are set forth in, and after giving effect to, any guaranty by any Subsidiary Guarantor of any Senior Indebtedness with respect to the Company Credit Facility as such guaranty may be amended or otherwise modified from time to time, PROVIDED that no such modification of this Subsidiary Guaranty shall adversely affect the Holders in any respect or shall disadvantage the Holders relative to the holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor with respect to the Company Credit Facility other than by operation of the subordination provisions of this
Article 12.

                 SECTION 12.02. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTY. The validity and enforceability of this Subsidiary Guaranty shall not be affected by the fact that it is not affixed to any particular Security, and each Subsidiary Guarantor hereby agrees that its Subsidiary Guaranty shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guaranty.

                 If an Officer of a Subsidiary Guarantor whose signature is on the Indenture or a Subsidiary Guaranty no longer holds that office at the time the Trustee authenticates any Security or at any time thereafter, such Subsidiary Guarantor's Subsidiary Guaranty of such Security shall be valid nevertheless.

                 The delivery by any Subsidiary Guarantor to the Trustee of any Subsidiary Guaranty as required by Section 4.15 shall constitute due delivery of such Subsidiary Guaranty on behalf of such Subsidiary Guarantor to and for the benefit of all Holders of the Securities.

                 SECTION 12.03. ADDITIONAL GUARANTORS. Any person may become a guarantor of the Securities by executing and delivering to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions of this Indenture as a guarantor of the Securities, and (ii) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid, binding and enforceable obligation of such person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

                 SECTION 12.04. RELEASE OF SUBSIDIARY GUARANTOR. Notwithstanding anything to the contrary contained in this Indenture, in the event that a Subsidiary Guarantor is released from all obligations which pursuant to Section 4.15 hereof obligate it to become a Subsidiary Guarantor, such Subsidiary Guarantor shall be deemed automatically and unconditionally released from all obligations under its Subsidiary Guaranty without any further action required on the part of the Trustee or any Holder, PROVIDED that the provisions of Section 4.15 hereof shall apply anew in the event that such Subsidiary Guarantor subsequent to being released incurs any obligations that pursuant to Section 4.15 hereof obligate it to become a Subsidiary Guarantor. In addition, upon the sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor by the Company or a Subsidiary of the Company to, or upon the consolidation or merger of a Subsidiary Guarantor with or into, any person other than the Company or an Affiliate of the Company or any of its Subsidiaries, such Subsidiary Guarantor shall be deemed automatically and unconditionally released from all obligations under its Subsidiary Guaranty without any further action required on the part of the Trustee or any Holder, PROVIDED that such sale or other disposition, or consolidation or merger is made in accordance with the terms of this Indenture, including Sections 4.13 and 5.01 hereof; PROVIDED, HOWEVER, that the foregoing proviso shall not apply to the sale or disposition of a Subsidiary Guarantor or of the Capital Stock thereof in a foreclosure proceeding (whether or not judicial) to the extent that such proviso would be inconsistent with the requirements of the Uniform Commercial Code. Notwithstanding the immediately preceding sentence, upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 12.04, the Trustee shall deliver an appropriate instrument evidencing the release of such Subsidiary Guarantor. Any Subsidiary Guarantor not so released or the entity surviving such Subsidiary Guarantor, as applicable, shall remain or be liable under its Subsidiary Guaranty as provided in this Article 12.

                 SECTION 12.05. AGREEMENT TO SUBORDINATE. Each Subsidiary Guarantor agrees, and each Securityholder by accepting a Security agrees, that all payments pursuant to the Subsidiary Guaranty made by such Subsidiary Guarantor (including principal, premium, if any, and interest) are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of all Guarantor Senior Indebtedness of such Subsidiary Guarantor, and that the subordination is for the benefit of the holders of such Guarantor Senior Indebtedness.

                 SECTION 12.06.  CERTAIN DEFINITIONS.

                 "Guarantor Senior Indebtedness" means, with respect to any Subsidiary Guarantor, the principal of, premium, if any, and interest on any Indebtedness of such Subsidiary Guarantor, whether outstanding on the issue date of the Securities or thereafter created, incurred, assumed or guaranteed (unless, in the case of any particular Indebtedness, the instrument under which such Indebtedness is created, incurred, assumed or guaranteed expressly provides that such Indebtedness shall not be senior or superior in right of payment to the Subsidiary Guaranty of such Subsidiary Guarantor), including, without limiting the generality of the foregoing, the principal of, premium, if any, and interest (including interest accruing after the commencement of any proceeding under Bankruptcy Law, whether or not such interest is an allowable claim) on, and all other obligations in respect of, Specified Guarantor Senior Indebtedness but excluding (i) Indebtedness evidenced by the Subsidiary Guaranty of such Subsidiary Guarantor; (ii) any Indebtedness of such Subsidiary Guarantor to any of its Subsidiaries or other Affiliates; (iii) any Indebtedness incurred by such Subsidiary Guarantor that is contractually subordinated in right of payment to any Guarantor Senior Indebtedness; (iv) amounts owed for goods, materials or services purchased in the ordinary course of business or for compensation to employees; (v) any Indebtedness in respect of any Capital Lease Obligation created, incurred, assumed or guaranteed prior to or, unless designated in the instrument evidencing such Capital Lease Obligation as "Senior Indebtedness", after the effective date of the Subsidiary Guaranty of such Subsidiary Guarantor; (vi) Indebtedness represented by Redeemable Stock of such Subsidiary Guarantor; and (vii) Indebtedness which when incurred is without recourse to such Subsidiary Guarantor.

                 "Specified Guarantor Senior Indebtedness" means, with respect to any Subsidiary Guarantor, any Guarantor Senior Indebtedness of such Subsidiary Guarantor which consists of a guaranty of any Specified Senior Indebtedness and all fees, expenses, indemnities and other monetary obligations with respect to such Guarantor Senior Indebtedness.

                 SECTION 12.07. LIQUIDATION; DISSOLUTION; BANKRUPTCY. Upon any (i) bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to a Subsidiary Guarantor or its property, (ii) assignment for the benefit of creditors or any marshalling of the assets and liabilities of such Subsidiary Guarantor or (iii) distribution to creditors of such Subsidiary Guarantor in a liquidation or dissolution of such Subsidiary
Guarantor:

                          (1) holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor shall be entitled to receive payment in full in cash or, at the option of the holders of such Guarantor Senior Indebtedness, cash equivalents of such Guarantor Senior Indebtedness (including, in the case of Guarantor Senior Indebtedness which also constitutes Specified Guarantor Senior Indebtedness, interest accruing after the commencement of any such proceeding at the rate specified in the instrument evidencing the applicable Specified Guarantor Senior Indebtedness, whether or not a claim therefor is allowed, to the date of payment of such Specified Guarantor Senior Indebtedness) before Securityholders shall be entitled to receive any payment pursuant to the Subsidiary Guaranty of such Subsidiary Guarantor on account of principal of, premium, if any, or interest on the Securities; and

                           (2) until the Guarantor Senior Indebtedness (as provided in subsection (1) above) is paid in full in cash or, at the option of the holders of such Guarantor Senior Indebtedness, cash equivalents, any distribution to which Securityholders would be entitled but for this Article 12 shall be made to holders of such Guarantor Senior Indebtedness, as their interests may appear, except that Securityholders may receive securities that (i) are subordinated to Guarantor Senior Indebtedness and to any securities issued in exchange for Guarantor Senior Indebtedness to at least the same extent as the Subsidiary Guaranty is subordinated to Guarantor Senior Indebtedness and
                 (ii) have no maturity or mandatory prepayment prior to the final maturity of any securities issued in exchange for Guarantor Senior Indebtedness.

                 For purposes of this Article 12, a distribution may consist of cash, securities or other property, by set-off or otherwise.

                 The consolidation of a Subsidiary Guarantor with, or the merger of a Subsidiary Guarantor into, another corporation upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding up, liquidation or reorganization, for the purposes of this Section
12.07 if the corporation formed by such consolidation or into which the Subsidiary Guarantor is merged, as the case may be, shall, as part of such consolidation or merger comply with the conditions set forth in Article 5 hereof.

                 SECTION 12.08. DEFAULT ON GUARANTOR SENIOR INDEBTEDNESS. No Subsidiary Guarantor may make any payment, pursuant to its Subsidiary Guaranty or otherwise, on account of principal of, premium, if any, or interest on the Securities, make any deposit pursuant to the provisions of Article 8 hereof or acquire any Securities for cash or property if:





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
                 (i) a default in the payment of the principal of, premium, if any, or interest on, (a) any Guarantor Senior Indebtedness or (b) any Senior Indebtedness with respect to which such Subsidiary Guarantor is an obligor or guarantor occurs and is continuing (a "Guarantor Payment Default") and the Trustee or the Paying Agent receives a notice of the default from a Person who may give it pursuant to Section 12.16 or Section 10.12 hereof, as the case may be; or

                 (ii) a Payment Blockage Period is in effect with respect to Specified Senior Indebtedness which is guaranteed by such Subsidiary Guarantor pursuant to Specified Guarantor Senior Indebtedness of such Subsidiary Guarantor.

                 Such Subsidiary Guarantor shall resume making any and all required payments in respect of obligations under its Subsidiary Guaranty (i) in the case of a Guarantor Payment Default, when the default is cured or waived or the Guarantor Senior Indebtedness or Senior Indebtedness to which such default relates is discharged, or when the right under this Indenture to prevent any such payment is waived by written notice to the Trustee by or on behalf of the holders of such Guarantor Senior Indebtedness or Senior Indebtedness, or (ii) in the case of such a Payment Blockage Period referred to in clause (ii) above, at the end of such Payment Blockage Period.

                 SECTION 12.09. NO SUSPENSION OF REMEDIES. Nothing contained in this Article 12 shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities or to pursue any other rights or remedies thereunder or under any Subsidiary Guaranty or applicable law; PROVIDED, HOWEVER, that all Guarantor Senior Indebtedness of any Subsidiary Guarantor then or thereafter due and payable shall first be paid in full in cash or, at the option of the holders of such Guarantor Senior Indebtedness, cash equivalents before the Holders shall be entitled to receive any payment in respect of the Subsidiary Guaranty of such Subsidiary Guarantor.

                 SECTION 12.10. WHEN DISTRIBUTION MUST BE PAID OVER. In the event that any Subsidiary Guarantor shall make any payment to the Trustee on account of its Subsidiary Guaranty at a time when such payment is prohibited by
Section 12.07, 12.08 or 12.09 hereof, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Guarantor Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Guarantor Senior Indebtedness held by them) or their representative, as their respective interests may appear, for application to the payment of all Guarantor Senior Indebtedness in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Indebtedness.

                 If a distribution is made to Securityholders that because of this Article 12 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Guarantor Senior Indebtedness (pro rata as to each of such holder on the basis of the respective amounts of Guarantor Senior Indebtedness held by them) or their representative, as their respective interests may appear, for application to the payment of all Guarantor Senior Indebtedness remaining unpaid to the extent necessary to pay all Guarantor Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Indebtedness.

                 With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness.

                 SECTION 12.11. NOTICE BY COMPANY OR SUBSIDIARY GUARANTOR. Each of the Company and the Subsidiary Guarantors shall promptly notify the Trustee and the Paying Agent of any facts known to it that would cause a payment of any obligations in respect of such Subsidiary Guarantor's Subsidiary Guaranty to violate this Article 12, but failure to give such notice shall not affect the subordination of any Subsidiary Guaranty to Guarantor Senior Indebtedness provided in this Article 12. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section
7.07 hereof.

                 SECTION 12.12. SUBROGATION WITH RESPECT TO SUBSIDIARY GUARANTOR. After all Guarantor Senior Indebtedness of any Subsidiary Guarantor is paid in full in cash or, at the option of the holders of such Guarantor Senior Indebtedness, cash equivalents and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Guarantor Senior Indebtedness to receive distributions applicable to such Guarantor Senior Indebtedness to the extent that distributions otherwise payable to Securityholders have been applied to the payment of such Guarantor Senior Indebtedness.

                 If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 12 shall have been applied pursuant to the provisions of this Article 12 to the payment of all amounts payable in respect of the Guarantor Senior Indebtedness of any Subsidiary Guarantor, then and in such case, the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness at the time outstanding any payment or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount sufficient to pay all amounts payable in respect of the Guarantor Senior Indebtedness of such Subsidiary Guarantor in full in cash or, at the option of the holders of such Guarantor Senior Indebtedness, cash equivalents.

                 SECTION 12.13. RELATIVE RIGHTS. This Article 12 defines the relative rights of Securityholders and holders of Guarantor Senior Indebtedness. Nothing in this Indenture shall:

                 (1) impair, as between any Subsidiary Guarantor and Securityholders, the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty in accordance with its terms, which obligations are absolute and unconditional;

                 (2) affect the relative rights against such Subsidiary Guarantor of Securityholders and creditors of such Subsidiary Guarantor other than holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor; or

                 (3) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Guarantor Senior Indebtedness of any Subsidiary Guarantor under this Article 12.

                 If any Subsidiary Guarantor fails because of this Article 12 to make a payment in respect of its obligations under its Subsidiary Guaranty, the failure is still a Default or Event of Default.

                 The provisions of this Article 12 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guarantor Senior Indebtedness is rescinded or must otherwise be returned by any holder of Guarantor Senior Indebtedness upon the insolvency, bankruptcy or reorganization of a Subsidiary Guarantor or otherwise, all as though such payment had not been made.

                 SECTION 12.14. NO WAIVER OF SUBORDINATION PROVISIONS. No right of any holder of Guarantor Senior Indebtedness of any Subsidiary Guarantor to enforce the subordination of the Indebtedness evidenced by the Subsidiary Guaranty of such Subsidiary Guarantor shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Indenture.

                 The holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities and without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders of the Securities to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (i) except as otherwise provided in Section 4.08 hereof, change the manner, place or terms of payment or extend the time of payment of, or renew or alter, any Guarantor Senior Indebtedness or any Senior Indebtedness to which such Guarantor Senior Indebtedness relates, or the instruments evidencing the same or any agreements under which such Guarantor Senior Indebtedness or Senior Indebtedness, as the case may be, is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing any Guarantor Senior Indebtedness or any Senior Indebtedness to which such Guarantor Senior Indebtedness relates; (iii) release any person liable in any manner for the collection or payment of any Guarantor Senior Indebtedness or any Senior Indebtedness to which such Guarantor Senior Indebtedness relates; and (iv) exercise or refrain from exercising any rights against any Subsidiary Guarantor or any other person.

                 SECTION 12.15. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Guarantor Senior Indebtedness, the distribution may be made and the notice given to their representative.

                 Upon any payment or distribution of assets of any Subsidiary Guarantor referred to in this Article 12, the Trustee and the Securityholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Securityholders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Guarantor Senior Indebtedness and other Indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

                 SECTION 12.16. RIGHTS OF TRUSTEE AND PAYING AGENT. The Trustee or Paying Agent shall not at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee relating to a Subsidiary Guarantor's Subsidiary Guaranty unless and until the Trustee or Paying Agent shall have received written notice thereof from the holders (or the agent) of Guarantor Senior Indebtedness; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. Unless at least two Business Days prior to the date on which by the terms of this Indenture any monies are to be deposited by a Subsidiary Guarantor with the Trustee or any Paying Agent (whether or not in trust) for any purpose (including, without limitation, the payment of either the principal of or the interest on any Security), the Trustee or Paying Agent shall have received with respect to such monies the notice provided for in the preceding sentence, the Trustee or Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company is acting as Paying Agent.

                 The Trustee in its individual or any other capacity may hold Guarantor Senior Indebtedness with the same rights it would have if it were not Trustee.

                 SECTION 12.17. AUTHORIZATION TO EFFECT SUBORDINATION. Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 12, and appoints the Trustee as attorney-in-fact for any and all purposes.

                 SECTION 12.18.     MISCELLANEOUS.

                 (a) All rights and interests under this Article 12 of the holders of Guarantor Senior Indebtedness, and all agreements and obligations of the Holders, the Trustee, the Company and any Subsidiary Guarantor under this
Article 12, shall remain in full force and effect irrespective of:

                     (i) any exchange, release or non-perfection of any Lien securing Guarantor Senior Indebtedness, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Guarantor Senior Indebtedness; or

                    (ii) any other circumstance that might otherwise constitute a defense available to, or a discharge of any Subsidiary Guarantor in respect of Guarantor Senior Indebtedness or the Trustee in respect of this Indenture.

                 (b) The provisions of this Article 12 constitute a continuing agreement and shall (i) remain in full force and effect until the Guarantor Senior Indebtedness of each Subsidiary Guarantor shall have been paid in full, (ii) be binding upon the holders and the Trustee, the Company and each Subsidiary Guarantor and their respective successors and assigns, and (iii) inure to the benefit of and enforceable by each other holder of Guarantor Senior Indebtedness and its successors, transferees and assigns.

                                                                       EXHIBIT C

                          SENIOR SUBORDINATED GUARANTY
                          ----------------------------

                 For value received, the undersigned hereby unconditionally guarantees to the holder of a Security (as that term is defined in the Indenture dated as of _________, 1994 (the "Indenture"), between Nortek, Inc. (the "Company") and State Street Bank and Trust Company, as trustee (the "Trustee")) and the Trustee, the payments of principal of, premium, if any, and interest on such Security in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of such Security, if lawful, and the payments or performance of all other obligations of the Company under the Indenture or the Securities, all in accordance with and subject to the terms and limitations of such Security, Article 12 of the Indenture and this Guaranty. This Guaranty shall become effective in accordance with Article 12 of the Indenture. The validity and enforceability of this Guaranty shall not be affected by the fact that it is not affixed to any particular Security.

                 The obligations of the undersigned to the holders of Securities and to the Trustee pursuant to this Guaranty and the Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guaranty and all of the other provisions of the Indenture to which this Guaranty relates. The Indebtedness (as defined in the Indenture) evidenced by this Guaranty is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash or cash equivalents of all Guarantor Senior Indebtedness (as defined in the Indenture). Each holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such holder for such purpose; PROVIDED, HOWEVER, that such subordination provisions shall cease to affect amounts deposited in accordance with the defeasance provisions of the Indenture upon the terms and conditions set forth therein.

                 This Guaranty is subject to release upon the terms set forth in the Indenture.

                                                  [NAME OF SUBSIDIARY GUARANTOR]


                                                   By: _________________________
                                                                Name:
                                                                Title: